SECOND AMENDED AND RESTATED LOAN AGREEMENT


                  This SECOND AMENDED AND RESTATED LOAN AGREEMENT, dated as of August 8, 2007, by and between INTEGRAMED AMERICA, INC., a Delaware corporation (the "Borrower"), and BANK OF AMERICA, N.A. (the "Bank").

                                 R E C I T A L S

                  WHEREAS, the Borrower and the Bank entered into the Amended and Restated Loan Agreement, dated as of September 28, 2001, as amended by a First Amendment dated as of September 16, 2002, a Second Amendment dated as of July 31, 2003, a Third Amendment dated as of November 14, 2003, a Fourth Amendment dated as of March 21, 2005 and a Fifth Amendment dated as of December 23, 2005 (as so amended, the "Original Loan Agreement").

                  WHEREAS, the Borrower, IDVC Acquisition Co., a Delaware corporation and a wholly-owned Subsidiary of the Borrower ("Acquisition Sub"), and Vein Clinics of America, Inc., a Delaware corporation ("VCA"), have entered into the VCA Acquisition Agreement (defined below), pursuant to which Acquisition Sub will purchase (the "VCA Acquisition") all of the capital stock of VCA for cash and shares of the Borrower. Following the consummation of the VCA Acquisition, Acquisition Sub will be merged with and into VCA, with VCA as the surviving entity.

                  WHEREAS, on the Effective Date (as defined below) (but before giving immediate effect to this Agreement), (a) the Term Loan (as defined in the Original Loan Agreement) in the principal amount of $7,738,095.22 is outstanding under the Original Loan Agreement (the "Original Term Loan") and (b) the Revolving Credit Loans (as defined in the Original Loan Agreement) in an aggregate principal amount of $0 are outstanding under the Original Loan Agreement.

                  WHEREAS, the Borrower desires (a) to create a class of a New Term Loan (as defined below) in an aggregate principal amount of $25.0 million (the proceeds of which shall be applied to repay in full the Original Term Loans and to finance in part the Transactions (as defined below)), and (b) to make certain other changes as provided herein.

                  WHEREAS, the parties hereto desire to amend and restate the Original Credit Agreement in its entirety on the Effective Date on and subject to the terms and conditions set forth herein (a) to provide for the New Term Loan and the funding thereof, (b) to permit the consummation of the VCA Acquisition and the other transactions contemplated thereby, (c) to continue to provide for the $10.0 million revolving credit facility pursuant to which Revolving Credit Loans (as defined below) may be made to the Borrower and Letters of Credit (as defined below) may be issued thereunder for the account of the Borrower or any Subsidiary of the Borrower and (d) to make certain other changes as provided herein.

                  WHEREAS, the Obligations (as defined in the Original Loan Agreement) of the Loan Parties under the Loan Documents (as defined in the Original Loan Agreement (the "Original Documents") are secured by certain collateral and are guaranteed or supported or otherwise benefited by the Original Documents.

                  WHEREAS, the parties hereto intend that (a) the Obligations of the Loan Parties under the Original Loan Documents that remain unpaid and outstanding as of and after giving effect to the Amendment Effective Date (the "Original Obligations") shall continue to exist under and be evidenced by this

Agreement and the other Loan Documents (as defined below), (b) any SBLC (as defined in the Original Loan Agreement) outstanding under the Original Loan Agreement as of the date of this Agreement (the "Existing LC") shall be a Letter of Credit (as defined below) hereunder and (c) the "Collateral" (as such term is defined in the Original Documents) shall continue to secure, guarantee, support and otherwise benefit the Original Obligations and the Obligations (as defined below) under this Agreement and the other Loan Documents.

                  WHEREAS, the proceeds of the Loans (defined below) are to be used in accordance with Section 2.12.

                  WHEREAS, the Bank is willing to amend and restate the Original Loan Agreement in its entirety and is willing to continue and extend such credit to the Borrower and issue Letters of Credit for the account of the Borrower, and the Borrower is willing to amend and restate the Original Loan Agreement in its entirety, in each case on the terms and subject to the conditions set forth herein.

                  NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Original Loan Agreement is hereby amended and restated to read in its entirety as follows and, accordingly, the parties hereto agree as follows:

                            ARTICLE 1. DEFINITIONS.

         1.1 Defined Terms. As used herein the following terms shall have the following meanings:

         "Accounts" shall mean those accounts arising out of the sale or lease of goods or the rendition of services by the Borrower.

         "Account Debtor" shall mean the Person who is obligated on or under an Account.

         "Acquisition" shall mean, with respect to any Person, the acquisition by purchase or otherwise (a) of the business or assets of or Capital Stock of another Person (other than any then existing Specified Person) and/or (b) of the right to manage and/or service certain aspects of the business of a Practice Group, whether pursuant to a Management Agreement or otherwise.

         "Acquisition Cost" shall mean with respect to any otherwise Permitted Acquisition, the sum of (i) all cash consideration paid or agreed to be paid by the acquiror to make such Acquisition (inclusive of payments by such person of the seller's professional fees and expenses and other out-of-pocket expenses in connection therewith), plus (ii) the fair market value of all non-cash consideration paid by such Person in connection therewith, plus (iii) an amount equal to the principal or stated amount of all liabilities assumed or incurred by such Person in connection therewith, plus (iv) any optional or mandatory capital contributions made to such entity by such Person. The principal or stated amount of any liability assumed or incurred by an acquiror in connection with an Acquisition which is a contingent liability shall be an amount equal to the stated amount of such liability or, if the same is not stated, the maximum reasonably anticipated amount payable by such person in respect thereof as determined by such person in good faith.

         "Acquisition Cost Individual Threshold Amount" shall mean, with respect to any Acquisition consummated at any time during the period set forth in the table below, the amount set forth below opposite such period:


    Period                                                                          Amount
    ------------------------------------------------------------------------------- ---------------
    ------------------------------------------------------------------------------- ---------------
    From and including the Effective Date through and including July 31, 2008       $2,500,000
    ------------------------------------------------------------------------------- ---------------
    ------------------------------------------------------------------------------- ---------------
    From and including August 1, 2008 through and including July 31, 2009           $5,000,000
    ------------------------------------------------------------------------------- ---------------
    ------------------------------------------------------------------------------- ---------------
    From and including August 1, 2009 through and including July 31, 2010           $5,500,000
    ------------------------------------------------------------------------------- ---------------
    ------------------------------------------------------------------------------- ---------------
    From and including August 1, 2010 and any time thereafter                       $6,000,000
    ------------------------------------------------------------------------------- ---------------

         "Acquisition Cost Aggregate Threshold Amount" shall mean, with respect to all Acquisitions consummated at any time during the period set forth in the table below, the amount set forth below opposite such period:


    Period                                                                          Amount
    ------------------------------------------------------------------------------- ----------------
    ------------------------------------------------------------------------------- ----------------
    From and including the Effective Date through and including July 31, 2008       $5,000,000
    ------------------------------------------------------------------------------- ----------------
    ------------------------------------------------------------------------------- ----------------
    From and including August 1, 2008 through and including July 31, 2009           $10,000,000
    ------------------------------------------------------------------------------- ----------------
    ------------------------------------------------------------------------------- ----------------
    From and including August 1, 2009 through and including July 31, 2010           $11,000,000
    ------------------------------------------------------------------------------- ----------------
    ------------------------------------------------------------------------------- ----------------
    From and including August 1, 2010 and any time thereafter                       $12,000,000
    ------------------------------------------------------------------------------- ----------------

         "Acquisition Sub" shall have the meaning set forth in the recitals hereto.

         "Adjusted Net Income" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period, excluding extraordinary items, as determined in accordance with GAAP.

         "Affiliate" as applied to any Person shall mean any other Person directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" shall mean this Second Amended and Restated Loan Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

         "Applicable Margin" shall mean, for any day, with respect to any Revolving Credit Loans and the New Term Loan, as the case may be, the applicable percentage per annum set forth in the applicable grid below opposite the applicable Pricing Level and under the applicable column:

(a) Pricing Grid For Revolving Credit Loans:

         --------------------------------  ----------------  -------------
         Pricing Level                     Prime Rate        LIBOR Rate

         --------------------------------  ----------------  -------------
         --------------------------------  ----------------  -------------
         Pricing Level I                   0.00%             2.50%
         --------------------------------  ----------------  -------------
         --------------------------------  ----------------  -------------
         Pricing Level II                  0.00%             2.25%
         --------------------------------  ----------------  -------------
         --------------------------------  ----------------  -------------
         Pricing Level III                 -0.25%            2.00%
         --------------------------------  ----------------  -------------
         --------------------------------  ----------------  -------------
         Pricing Level IV                  -0.50%            1.50%
         --------------------------------  ----------------  -------------

(b) Pricing Grid For New Term Loan:

         --------------------------------  ----------------  -------------
         Pricing Level                     Prime Rate        LIBOR Rate

         --------------------------------  ----------------  -------------
         --------------------------------  ----------------  -------------
         Pricing Level I                   0.00%             2.75%
         --------------------------------  ----------------  -------------
         --------------------------------  ----------------  -------------
         Pricing Level II                  0.00%             2.50%
         --------------------------------  ----------------  -------------
         --------------------------------  ----------------  -------------
         Pricing Level III                 0.00%             2.25%
         --------------------------------  ----------------  -------------
         --------------------------------  ----------------  -------------
         Pricing Level IV                  -0.25%            2.00%
         --------------------------------  ----------------  -------------

In each of the above cases, each change in the Applicable Margin resulting from a change in the Pricing Level shall take effect, and be effective with respect to all Loans and Letters of Credit outstanding, on and after the date of the delivery to the Bank of the financial statements and certificate required to be delivered pursuant to Sections 5.2(a)(i) or 5.2(a)(ii) and 5.2(b), respectively, indicating such change is required and shall continue until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change is required. Notwithstanding the foregoing, (i) Pricing Level II shall apply during the period commencing on the Effective Date and ending on and including February 8, 2008, and (ii) the Pricing Level that shall apply for the period from and including February 9, 2008, to but excluding the date of delivery of the financial statements and certificate covering the fiscal period of the Borrower ending on March 31, 2008, shall be that Pricing Level determined based on the financial statements and certificate delivered pursuant to Sections 5.2(a)(i) and 5.2(b) for the fiscal quarter ending September 30, 2007. Notwithstanding the foregoing, if, at any time and from time to time, the Borrower shall be in Default, Pricing Level I (as increased pursuant to Section 2.11(h)) shall apply until such Default is cured.

         "Assignee" shall have the meaning set forth in Section 10.9(b).

         "Blocked Person Annex" shall have the meaning set forth in Section
3.26.

         "Board of Directors" shall mean, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the board of managers of such Person, (c) in the case of any partnership, the Board of Directors of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

         "Borrower Pledge Agreement" shall have the meaning set forth in Section 4.1(b).

         "Borrowing" shall mean Loans of the same Class and Type, made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

         "Borrowing Base" shall mean at any time (a) 55% of the Borrower's Eligible Accounts Receivable at such time, minus (B) the aggregate amount of reserves, if any, established by the Bank under Section 2.17.

         "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit C hereto.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required to close under the laws of the State of New York and, if the applicable day relates to a LIBOR Loan or an Interest Period for a LIBOR Loan, "Business Day" shall mean the day on which dealings in Dollar deposits are also carried in the London interbank market and banks are open for business in London and to the extent "Business Day" is used in the context of any other specific city it shall mean any date on which commercial banks are open for business in that city.

         "Capital Expenditures" shall mean for any period, the additions to property, plant and equipment and other capital expenditures of such Person for such period as the same are or would be set forth in a consolidated statement of cash flows of such Person for such period (or the notes thereto) prepared in accordance with GAAP.

         "Capitalized Lease" shall mean any lease the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations.

         "Capitalized Lease Obligations" shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be capitalized under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

         "CapitalSource Credit Facility" shall mean the Credit Agreement, dated as of August 10, 2006, by and among VCA, CapitalSource Finance LLC, as agent, the lenders parties thereto, and each document, agreement and instrument executed in connection therewith or pursuant thereto, as each of the foregoing may be amended.

         "Capital Stock" shall mean as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

         "Cash Equivalents" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit or eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Services, Inc. ("Moody's") and in either case maturing within one year from the date of acquisition, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

         "Change of Control" shall mean an event or series of events by which:

             (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an "option right")), directly or indirectly, of 40% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such "person" or "group" has the right to acquire pursuant to any option right); or

              (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

             (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 40% or more of the combined voting power of such securities.

         "Class" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans or the New Term Loan.

         "Cleanup Laws" shall mean any federal, state or local statute or regulation relating to hazardous or toxic wastes or substances or the removal thereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean the collateral described in Section 9 and includes all of the collateral referred to or described in the Security Documents and all of the other property that is or is intended under the terms of the Loan Documents to be subject to Liens in favor of the Bank.

         "Commitment" shall mean the Revolving Commitment or the Term Commitment, as the context may require.

         "Commitment Letter" shall mean the amended and restated letter agreement between the Borrower and the Bank dated July 18, 2007, as amended, amended and restated, supplemented or otherwise modified from time to time.

         "Consolidated" or "consolidated" shall mean the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Consolidated Debt" shall mean, at any date of determination, the aggregate amount of all Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Debt Service" shall mean, at any date of determination, the sum of (a) Consolidated Interest Expense for the Test Period in respect of such date, and (b) all scheduled payments of principal on Consolidated Debt required to be made during the Test Period in respect of such date, including payments made on account of Capitalized Leases.

         "Consolidated EBITDA" shall mean, for any period, the sum of (a) Adjusted Net Income for such period, plus (b) Consolidated Interest Expense for such period, plus (c) depreciation, amortization and other non-cash charges for such period, plus (d) the provision for Federal, state and local income taxes for such period, minus (e) income from discontinued operations and extraordinary items for such period, plus (f) losses from discontinued operations and extraordinary items for such period, in each case, with respect to clauses (a) through and including (f) above, of the Borrower and its Subsidiaries on a consolidated basis for such period, computed in accordance with GAAP.

         Components of Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to the VCA Acquisition and any Permitted Acquisition consummated at any time on or after the first day of the Test Period thereof as if the VCA Acquisition and each such Permitted Acquisition had been effected on the first day of such period.

         "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "Consolidated Leverage Ratio" shall mean, at any date of determination, the ratio of (a) Consolidated Debt as of such date to (b) Consolidated EBITDA for the Test Period in respect of such date.

         "Consolidated Senior Debt" shall mean, at any date of determination, the Consolidated Debt as of such date less the aggregate amount of Subordinated Debt of the Borrower and its Subsidiaries as of such date, in each case determined on a consolidated basis in accordance with GAAP.

         "Consolidated Senior Leverage Ratio" shall mean, at any date of determination, the ratio of (a) Consolidated Senior Debt as of such date to (b) Consolidated EBITDA for the Test Period in respect of such date.

         "Contemplated Acquisition" shall mean the proposed acquisition of Center for Reproductive Medicine, P.A., located in Orlando, Florida.

         "Continuation/Conversion Notice" is defined in Section 2.9(a).

         "Contractual Obligations" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Controlled" and "Control" shall mean any partnership, corporation or other entity of which the Borrower, alone, or the Borrower and/or one or more of its Subsidiaries, either has the power to direct the management or the power to direct at least a majority of the voting interests.

         "Credit Extension" shall mean each of the following: (a) a Borrowing and (b) an LC Extension.

         "Debtor Relief Laws" shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, any state thereof or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" shall mean any of the events specified in this Agreement under "Events of Default", whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Disposition" or "Dispose" shall mean the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property or asset by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States. "Effective Date" shall have the meaning ascribed to it in
         Section 10.15.

         "Effective Date Guaranty Agreements" means, collectively, the RPI Guaranty Agreement, the Acquisition Sub Guaranty Agreement, the VCA Guaranty Agreement, FPI Guaranty Agreement and the MPI Guaranty Agreement, as each such term is defined in Section 4.1(b).

         "Effective Date Pledge Agreements" means, collectively, the Borrower Pledge Agreement, the Acquisition Sub Pledge Agreement and the VCA Pledge Agreement, as each such term is defined in Section 4.1(b).

         "Effective Date Security Agreements" means, collectively, the Borrower Security Agreement, the RPI Security Agreement, the Acquisition Sub Security Agreement, the VCA Security Agreement, the FPI Security Agreement and the MPI Security Agreement, as each such term is defined in Section 4.1(b).

         "Eligible Accounts Receivable" shall mean those Accounts (i) which do not remain unpaid for more than 90 days from the original date of invoice, unless the Account Debtor is a licensed insurance company, in which case such Account shall not remain unpaid for more than 120 days from the original date of invoice, and (ii) have been validly assigned to the Bank and, are subject to a first priority Lien in favor of the Bank and comply with all of the terms, conditions, warranties and representations made to the Bank under this Agreement and the other Loan Documents. Eligible Accounts Receivable shall not include the following: (a) Accounts with respect to which the Account Debtor is an officer, director, employee, or agent of the Borrower or an Affiliate; (b) Accounts arising from a sale of goods which are placed on consignment, or subject to guaranteed sale, bill-and-hold, repurchase or return, or other terms by reason of which the payment of the Account Debtor may be conditional; (c) Accounts arising from invoices for deposits, and rebills of amounts previously credited to the extent of credits issued more than fifteen (15) days prior to such rebill; (d) Accounts with respect to which the Account Debtor is not domiciled in the United States of America unless such Account is fully secured by an irrevocable letter of credit acceptable to the Bank and in favor of or assigned to the Bank; (e) Accounts with respect to which the sale is on an installment sale, lease or other extended payment basis; (f) Accounts with respect to which the Account Debtor is a federal, state, local or foreign governmental authority unless such governmental authority is the United States of America or any department, agency or instrumentality of the Untied States, and the Borrower complies with the Assignment of Claims Act of 1940, as amended (31 U.S.C.
Section 203 et seq.); (g) Accounts with respect to which the Account Debtor is a Subsidiary of, Affiliate of, or has common officers or directors with the Borrower; (h) Accounts with respect to which the Bank does not for any reason have a perfected first priority Lien; (i) Accounts with respect to which the Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to the Borrower, to the extent of the Borrower's existing or potential liability to such Account Debtor; (j) Accounts with respect to which the Account Debtor has disputed any liability, or the Account is otherwise subject to any right of setoff, deduction, breach of warranty or other defense, dispute or counterclaim by the Account Debtor but such Account shall be ineligible only to the extent of the disputed or otherwise disallowed amount; (k) that portion of any Accounts representing late fees, service charges or interest, but only to the extent of such portion; (l) Accounts with respect to which the Account Debtor is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that the Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by the Bank to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account; (m) Accounts owed by any Account Debtor which is insolvent or is the subject of an insolvency proceeding; (n) that portion or any Accounts represented by an instrument or chattel paper; (o) Accounts owed by an Account Debtor where 50% or more of the total amount of all Accounts owed by that Account Debtor are otherwise deemed ineligible pursuant to this definition; (p) Accounts with respect to an Account Debtor or a group of affiliated Account Debtors whose total obligations owing to the Borrower exceeds 10% (such percentage as applied to a particular Account Debtor or group of affiliated Account Debtors (as the case may be) being subject to reduction by the Bank in its sole discretion if the creditworthiness of such Account Debtor group of affiliated Account Debtors (as the case may be) deteriorates) of all Eligible Accounts Receivable, to the extent of the obligations owing by such Account

Debtor or group of affiliated Account Debtors (as the case may be) in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts Receivable that are excluded because they exceed the foregoing percentage shall be determined by the Bank based on all of the otherwise Eligible Accounts Receivable prior to giving effect to any eliminations based upon the foregoing concentration limit; and (q) any and all Accounts of an Account Debtor whose creditworthiness is not satisfactory to the Bank in its reasonable credit judgment based on information available to the Bank. References to percentages of all Accounts are based on dollar amount of Accounts, and not number of Accounts.

         "Embargoed Person" shall have the meaning set forth in Section 3.20.

         "Environmental Laws" shall mean any federal, state or local statute or regulation relating to hazardous or toxic wastes or substances or the removal thereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and the published interpretations thereof as in effect from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Event of Default" shall have the meaning set forth in Section 8.1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Existing LC" shall have the meaning set forth in the recitals hereto.

         "Existing Management Agreements" shall have the meaning set forth in
Section 3.25.

         "Existing IntegraMed PA Security Agreements" shall mean, collectively,
(a) the Continuing General Limited Security Agreement, dated as of July 31, 2003, by MPD Medical Associates (MA), P.C. in favor of the Bank; (b) the Continuing General Limited Security Agreement, dated as of July 31, 2003, by MPD Medical Associates (RI), P.C. in favor of the Bank; (c) the Continuing General Limited Security Agreement, dated as of July 31, 2003, by Reproductive Science Center of the Bay Area in favor of the Bank; (d) the Continuing General Limited Security Agreement, dated as of July 30, 2003, by Fertility Centers of Illinois, S.C. in favor of the Bank; (e) the Continuing General Limited Security Agreement, dated as of July 31, 2003, by Shady Grove Fertility Reproductive Science Center, P.C. in favor of the Bank; (f) the Continuing General Limited Security Agreement, dated as of July 31, 2003, by Northwest Center for Infertility and Reproductive Endocrinology in favor of the Bank; and (g) the Continuing General Limited Security Agreement, dated as of January 1, 2005, by

Reproductive Partners Medical Group, Inc. in favor of the Bank, as each of the foregoing may be amended, amended and restated, supplemented or otherwise modified from time to time.

         "Fee Letter" shall mean the fee letter agreement, dated as of the date hereof, from the Bank and addressed to and agreed to by the Borrower, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

         "Fertility Business" shall mean (a) the provision of services and products to medical practices that specialize in the diagnosis and treatment of infertility and to other providers in the fertility industry, including, without limitation services in respect of finance, administration, information systems, marketing and research and (b) the offering of the treatment and financing programs for patients seeking fertility treatments.

         "Fixed Charge Coverage Ratio" shall mean, at any date of determination, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) an amount equal to the sum of (i) Consolidated EBITDA for the Test Period in respect of such date minus (ii) the sum of (A) Unfunded Capital Expenditures during the Test Period in respect of such date, (B) cash Shareholder Distributions paid during the Test Period in respect of such date and (C) cash income taxes paid during the Test Period in respect of such date to
(b) Consolidated Debt Service for the Test Period in respect of such date.

         "Fluctuating Rate Borrowing" shall mean a Borrowing comprised of Fluctuating Rate Loans.

         "Fluctuating Rate Loan" shall mean a Loan that bears interest at a rate of interest based on the Prime Rate.

         "FPI" means Florida Phlebology, Inc., a Florida corporation.

         "FRB" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "GAAP" shall mean generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

         "Guarantee" shall mean, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "Guarantors" shall mean each Subsidiary of the Borrower listed on
Schedule 1.1(A) attached hereto and each Subsidiary which may hereafter execute a Guaranty Agreement pursuant to Section 5.10, together with their successors and permitted assigns, and "Guarantor" shall mean any one of them.

         "Guaranty Agreements" shall mean, collectively, (a) the Effective Date Guaranty Agreements and (b) each other guarantee or guaranty agreement executed and delivered pursuant to Section 5.10.

         "Indebtedness" shall mean (without duplication), with respect to any Person, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid or accrued; (d) all obligations of such Person for the deferred purchase price of property or services, except accrued expenses arising in the ordinary course of business, current accounts payable and accrued obligations arising in the ordinary course of business on normal trade terms and not overdue by more than 90 days, amounts due to medical providers and patient deposits; (e) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (f) all payment obligations of such Person with respect to interest rate or currency protection agreements; (g) all obligations of such Person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions; (h) all obligations or Indebtedness of others secured by property or assets owned or acquired by such Person (regardless of whether or not such Person is liable for repayment of such obligations, but limited to the fair market value of such property); (i) all Capitalized Lease Obligations, Purchase Money Obligations and Synthetic Lease Obligations of such Person; (j) the net obligations of all Swap Contracts; (k) the redemption price of all redeemable preferred stock of such Person (but not accrued dividends on any preferred stock), but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Termination Date; and (l) all Guarantees of such Person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (k) above. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such person is liable therefor as a result of such person's ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor

         "Indemnitee" shall have the meaning set forth in Section 10.7(a).

         "Initial Perfection Certificate" shall have the meaning set forth in the definition of "Perfection Certificates".

         "Installment Payment Date" shall mean any date on which all or any portion of the principal amount of the New Term Loan is due and payable.

         "Interest Period" shall mean as to each LIBOR Loan, the period commencing on the date such LIBOR Loan is disbursed or converted to or continued as a LIBOR Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing, notice of borrowing for the borrowing of the New Term Loan pursuant to Section 2.8 or the Continuation/Conversion Notice (as the case may be); provided that:

             (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

             (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

             (c) no Interest Period shall extend beyond the stated Maturity Date of such Loan; and

             (d) no portion of the New Term Loan shall be continued as or converted into a LIBOR Loan with an Interest Period which extends beyond an Installment Payment Date if, after giving effect to the continuation or conversion of such LIBOR Loan, the amount payable on any Installment Payment Date would exceed the sum of (i) the aggregate principal amount of the outstanding portion of the New Term Loan constituting LIBOR Loans with Interest Periods ending prior to such Installment Payment Date and (ii) the aggregate outstanding portion of the New Term Loan constituting Fluctuating Rate Loans.

         "Investment" shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IP Security Documents" shall mean, collectively, the Borrower Trademark Agreement, the VCA Trademark Agreement and the Borrower Copyright Agreement (as each of the foregoing is defined in Section 4.1(b)).

         "IRS" shall mean the United States Internal Revenue Service.

         "LC Disbursement Amount" shall mean the amount of any payment made by the Bank pursuant to a Letter of Credit.

          "LC Documents" shall mean, with respect to any Letter of Credit, (a) any application and agreement for the issuance or amendment of such Letter of Credit and (b) any other document, agreement and instrument entered into by the Bank and the Borrower or in favor of the Bank relating to such Letter of Credit.

         "LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all LC Reimbursement Obligations outstanding at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4.

         "LC Extension" shall mean, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

         "LC Reimbursement Obligations" shall mean all obligations of the Borrower to reimburse the Bank for outstanding LC Disbursement Amounts.

         "LC Sublimit" shall mean an amount equal to $2.0 million. The LC Sublimit is part of, and not in addition to, the Revolving Commitment.

         "Lease" shall mean any lease, sublease, franchise agreement, license, or occupancy agreement.

         "Letter of Credit" shall mean any letter of credit which shall be issued by the Bank for the account of the Borrower, which Letter of Credit shall not expire later than the Termination Date, and shall include the Existing LC. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

         "LIBOR Base Rate" has the meaning specified in the definition of LIBOR Rate.

         "LIBOR Borrowing" shall mean a Borrowing comprised of LIBOR Loans.

         "LIBOR Loan" shall mean a Loan that bears interest at a rate of interest based on the LIBOR Rate.

         "LIBOR Rate" shall mean for any Interest Period with respect to a LIBOR Loan, a rate per annum determined by the Bank pursuant to the following formula:

                      LIBOR Rate  =         LIBOR Base Rate
                                     -------------------------------
                                     1.00 - LIBOR Reserve Percentage

         Where,

         "LIBOR Base Rate" shall mean, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Bank from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "LIBOR Base Rate" for such Interest Period shall be the rate per annum determined by the Bank to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by Bank of America, N.A. and with a term equivalent to such Interest Period would be offered by Bank of America, N.A.'s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         "LIBOR Reserve Percentage" shall mean, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to the Bank, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The LIBOR Rate for each outstanding LIBOR Loan shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

         "Lien" shall mean any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever which has the practical effect of creating a security interest (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

         "Limited Grantor" shall mean each Practice Group that is a party to a Management Agreement and has executed and delivered a Security Agreement in favor of the Bank.

         "Loan" shall mean, as the context may require, a Revolving Credit Loan or the New Term Loan.

         "Loan Documents" shall mean this Agreement, the Fee Letter, each Note, each Security Document, each Guaranty Agreement, each Perfection Certificate, each LC Document, and each other document, agreement and instrument executed in connection herewith or pursuant hereto together with each document, agreement and instrument made by the Borrower, any Guarantor or any Limited Grantor with or in favor of the Bank.

         "Loan Parties" shall mean, collectively, the Borrower, the Guarantors and the Limited Grantors, collectively.

         "Management Agreement" shall mean (a) a management agreement, service agreement or other similar agreement, together with any security agreement, entered into between the Borrower or a Guarantor and a Practice Group pursuant to which the Borrower or such Guarantor provides management and administrative services to such Practice Group and furnishes such Practice Group with facilities, equipment, personnel and supplies, and (b) shall also include any submanagement agreement, if any, entered into between the Borrower and a Guarantor pursuant to which the Borrower and/or such Guarantor provides any or all of such management and administrative services contemplated by the underlying Management Agreement with the Practice Group(s) to which it relates, and (c) shall also include the Existing Management Agreements, as each of the may be amended in accordance with Section 7.17.

         "Material Adverse Effect" shall mean (a) a material adverse change in, or a material adverse effect upon, the business, operations, business, assets, properties, liabilities (actual or contingent), results of operation, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or of the Guarantors taken as a whole; (b) a material impairment of the rights and remedies of the Bank under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

         "Maturity Date" shall mean (a) with respect to Revolving Credit Loans, the Termination Date, and (ii) with respect to the New Term Loan, the New Term Loan Maturity Date.

         "Moody's" shall have the meaning set forth in the definition of "Cash Equivalents".

         "MPI" shall mean Missouri Phlebology, Inc., a Missouri corporation

         "Multiemployer Plan" shall mean any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "Network Site" shall mean each location with respect to which a Practice Group has entered into a single Management Agreement with the Borrower or any of its Subsidiaries.

         "New Term Loan" shall mean the term loan made by the Bank to the Borrower pursuant to Section 2.8(a).

         "New Term Loan Maturity Date" shall mean the Termination Date.

         "New Term Note" shall have the meaning set forth in Section 2.8(d).

         "Notes" shall mean, collectively, the Revolving Credit Note and the New Term Note.

         "Notice of Borrowing" shall have the meaning set forth in Section 2.3.

         "Obligations" shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. For the avoidance of doubt and without limiting the generality of the foregoing, the Obligations of the Borrower or any Guarantor under the Loan Documents (and which obligations are covered by the Guaranty Agreements and secured by the Security Documents) shall include, without limitation, all obligations and exposure of the Borrower or any Guarantor arising out of, under, based upon or relating to (i) any Swap Contract of the Borrower or any Guarantor to which the Bank or any of its Affiliates is a party, and (ii) any cash management or treasury management arrangements provided by the Bank or its Affiliates.

         "OFAC" shall have the meaning set forth in Section 3.26.

         "Organizational Documents" shall mean, with respect to any Person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (d) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (e) in any other case, the functional equivalent of the foregoing.

         "Original Loan Agreement" shall have the meaning set forth in the recitals hereto.

         "Original Term Loan" shall have the meaning set forth in the recitals hereto.

         "Outstanding Amount" shall mean (a) with respect to the New Term Loan and Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the New Term Loan and Revolving Credit Loans, as the case may be, occurring on such date; and (b) with respect to any LC Exposure on any date, the amount of such LC Exposure on such date after giving effect to any LC Extension occurring on such date and any other changes in the aggregate amount of the LC Exposure as of such date, including as a result of any reimbursements by the Borrower of any LC Disbursement Amounts.

         "Patriot Act" shall have the meaning set forth in Section 10.21.

         "Pension Plan" shall mean any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "Perfection Certificates" shall mean, collectively, (a) the Perfection Certificate (General Grantors), dated as of the Effective Date, executed and delivered by the Borrower, RPI, Acquisition Sub, VCA, FPI and MPI (the "Initial Perfection Certificate") and (b) each other perfection certificate (which shall be substantially in form and substance reasonably acceptable to the Bank) executed and delivered by the applicable Guarantor from time to time pursuant to
Section 5.10.

         "Permitted Acquisition" shall mean any Acquisition that satisfies each of the following conditions:

             (i) the entire business or assets acquired or business of the entity whose Capital Stock is acquired shall be substantially similar to the Borrower's Fertility Business as conducted on the Effective Date (before giving effect to the VCA Acquisition);

             (ii) (A) the Acquisition Cost with respect to such Acquisition shall not exceed the Acquisition Cost Individual Threshold Amount and (B) the aggregate amount of the Acquisition Costs with respect to all Acquisitions consummated in any period (as set forth in the definition of Acquisition Cost Aggregate Threshold Amount) shall not exceed the Acquisition Cost Aggregate Threshold Amount for such period;

             (iii) neither the Borrower nor such acquiree has incurred any additional Indebtedness to finance, or otherwise in connection with, such Acquisition, whether in the form of seller notes, third party Indebtedness or otherwise to the extent same would cause the Acquisition Cost to exceed the limitations set forth in "(ii)" of this definition;

             (iv) if the Acquisition is of the Capital Stock of another Person, said Acquisition shall be of all of such Capital Stock;

             (v) at the time of such Acquisition, no Default or Event of Default exists and no Default or Event of Default would occur after giving effect to such Acquisition;

             (vi) the Borrower shall have delivered to the Bank, not less than 10 days prior to the consummation of such Acquisition the following:

                  (A) a certificate of a financial  officer of the Borrower,  in all respects reasonably satisfactory to the Bank and dated the date of such consummation, attaching a compliance certificate (in a format satisfactory to the Bank) evidencing compliance with the financial covenants set forth in Section 6.1 on a Pro Forma Basis after giving effect to such Acquisition and based on the most recent financial statements delivered to the Bank pursuant to this Agreement;

                  (B) copies of the  purchase or merger  agreement  or any other material documents executed in connection with the Acquisition;

                  (C) if the  Acquisition is an Acquisition of the Capital Stock
             of a Person, (1) copies of the resolutions of the board of directors (or similar governing body) of such new Subsidiary authorizing the execution, delivery and performance of its respective Guaranty Agreement, Security Agreement and other Loan Documents to which it is a party, certified respectively by an authorized officer of such new Subsidiary, (2) a certificate of an authorized officer of such new Subsidiary certifying the names and true signatures of the officers of new Subsidiary to sign any and all documents to be delivered by new Subsidiary or as required or contemplated hereunder, (3) the Organizational Documents of such new Subsidiary, all of which shall be in form and substance satisfactory to the Bank and certified as true and correct by an authorized officer of such new Subsidiary, (4) a good standing certificate as of the dates not more than twenty (20) days prior to the date of delivery thereof to the Bank from the Secretary of State of the respective state of organization of such new Subsidiary and each state in which it is qualified to do business and (5) an opinion of counsel to such new Subsidiary, in form and substance reasonably satisfactory to the Bank;

                  (D) if  the  Acquisition  is of the  right  to  manage  and/or service certain aspects of the business of a Practice Group, each such applicable Practice Group shall have executed and delivered to the Bank a security agreement, substantially in the form of Exhibit D and reasonably satisfactory --------- to the Bank, and the Bank shall have received an opinion of counsel to the Borrower and such Practice Group with respect to such Practice Group's security agreement and such Practice Group, and such resolutions, certificates and other instruments, in each case as the Bank shall reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Bank; and

                  (E) satisfactory Uniform Commercial Code and other searches with respect to the acquiree and/or applicable Practice Group;

             (vii) the Acquisition shall have the approval of the target company's board of directors (or similar governing body);

             (viii) the Bank shall have filed all applicable Uniform Commercial Code financing statements and shall have received such other information or documents as it shall have reasonably requested in connection with such Acquisition;

             (ix) the Acquisition shall have been consummated in accordance with the definitive acquisition agreement, without any waiver or amendment of any material term or condition therein not consented to by the Bank and in compliance with all applicable laws and all necessary approvals, except where the failure to so comply could not reasonably be expected to have a material adverse effect on the acquiree or on the Borrower;

             (x)  the  Borrower,   the  parties  to  such  Acquisition  and  the
Acquisition in each case shall have complied with any applicable state takeover law and any applicable supermajority charter provisions; and

             (xi) all governmental and third-party consents and approvals necessary in connection with each aspect of the Acquisition shall have been obtained (without the imposition of any unreasonable conditions) and shall remain in effect, except where the failure to obtain same could not reasonably be expected to have a material adverse effect on the acquiree or on the Borrower; all applicable waiting periods shall have expired or been terminated or waived without any material adverse action being taken by any authority having jurisdiction, and no law or regulation shall be applicable that restrains, prevents or imposes material adverse conditions upon any aspect of the Acquisition.

         Notwithstanding the foregoing in this definition of "Permitted Acquisition" to the contrary, (a) the VCA Acquisition shall constitute a "Permitted Acquisition" for purposes of this Agreement, and (b) the Contemplated Acquisition shall be deemed a "Permitted Acquisition", provided, that such Contemplated Acquisition is in compliance with the requirements set forth in clause (i) and clauses (iii) through and including (ix) above in this definition and the aggregate Acquisition Cost paid by the Borrower in respect of the Contemplated Acquisition does not exceed $3,150,000.

         "Permitted Liens" shall have the meaning set forth in Section 7.4.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" shall mean any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "Pledge Agreements" shall mean, collectively, (a) the Effective Date Pledge Agreements (b) and each and every other pledge agreement hereafter executed and delivered by the Borrower or any Guarantor in favor of the Bank pursuant to Section 5.10, as each of the foregoing may be amended, amended and restated, supplemented or otherwise modified from time to time

         "Post-Default Rate" shall mean at any time a rate of interest equal to 4% per annum in excess of the rate that would then be applicable to Fluctuating Rate Loans based upon the Pricing Level therefor.

         "Practice Group" shall mean one or more physicians or a professional corporation or professional association owned by physicians or a hospital or medical center.

         "Pricing Level" shall mean Pricing Level I, Pricing Level II, Pricing Level III or Pricing Level IV, as applicable.

         "Pricing Level I" shall mean the applicable Pricing Level at any time when the Consolidated Leverage Ratio is greater than or equal to 2.25:1.00.

         "Pricing Level II" shall mean the applicable Pricing Level at any time when the Consolidated Leverage Ratio is greater than or equal to 1.75:1.00 but less than 2.25:1.00.

         "Pricing Level III" shall mean the applicable Pricing Level at any time when the Consolidated Leverage Ratio is greater than or equal to 1.25:1.00 but less than 1.75:1.00.

         "Pricing Level IV" shall mean the applicable Pricing Level at any time when the Consolidated Leverage Ratio is less than 1.25:1.00.

         "Prime Rate" shall mean the variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Interest based on the Prime Rate shall be payable monthly in arrears. Changes in the rate of interest resulting from changes in the Prime Rate shall take effect immediately without notice or demand of any kind.

         "Pro Forma Basis" shall mean on a basis in accordance with GAAP and Regulation S-X and otherwise reasonably satisfactory to the Bank.

         "Projections" shall have the meaning set forth in Section 4.1(h)(iii).

         "Property" shall mean all types of real, personal, tangible, intangible or mixed property.

         "Purchase Money Obligation" shall mean, for any Person, the obligations of such Person in respect of Indebtedness (including Capitalized Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Capital Stock of any Person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such Person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

         "Real Property" shall mean any real property owned or leased by the any Specified Person.

         "Related Parties" shall mean, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such person and of such person's Affiliates.

         "Regulation S-X" shall mean Regulation S-X promulgated under the Securities Act.

         "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Requirements of Law" shall mean as to any Person, the Organizational Documents of such Person, and any law, statute, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" shall mean, with respect to any Loan Party, the chief executive officer, the president (if not the chief executive officer), any senior or executive vice president, the chief financial officer or treasurer or, with respect to financial matters, the chief financial officer, senior financial officer or treasurer, or any secretary, in each case of such Loan Party.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock or other equity interest of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock or other equity interest, or on account of any return of capital to any of such Person's stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such Capital Stock or other equity interests.

         "Revolving Commitment" shall mean the obligation of the Bank to make Revolving Credit Loans and to issue Letters of Credit for the account of the Borrower during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $10.0 million, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Revolving Commitment Period" shall mean the period from and including the Effective Date to and including the Termination Date or such earlier date as the Revolving Commitment shall terminate as provided herein.

         "Revolving Credit Exposure" shall mean, at any time, the sum of (a) the Outstanding Amount of all Revolving Credit Loans at such time plus (b) the Outstanding Amount of the LC Exposure at such time.

         "Revolving Credit Loan" shall mean any Revolving Credit Loan made pursuant to Section 2.1.

         "Revolving Credit Note" shall have the meaning set forth in Section
2.2.

         "RPI" means Reproductive Partners, Inc., a Delaware corporation.

         "S&P" shall have the meaning set forth in the definition of "Cash Equivalents".

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Security Agreements" shall mean, collectively, (a) the Effective Date Security Agreements, (b) the Existing IntegraMed PA Security Agreements, (c) each and every other security agreement hereafter executed and delivered by the Borrower or any Guarantor in favor of the Bank, as the same may be amended, amended and restated, supplement or otherwise modified from time to time, (d) each and every security agreement hereafter delivered by any VCA Initial Practice Group in favor of the Bank, and (e) each and every security agreement hereafter delivered by any Practice Group in favor of the Bank, as each of the foregoing may be amended, amended and restated, supplement or otherwise modified from time to time.

         "Security Documents" shall mean this Agreement, the Security Agreements, the Pledge Agreements, the IP Security Documents, any Perfection Certificate, and each other security agreement or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Obligations, and all UCC-1 financing statements, control agreements and other instruments of perfection required by this Agreement, the Security Agreements, the Pledge Agreement, the IP Security Documents or any other such security agreement or pledge agreement to be filed with respect to the security interests in property created pursuant to any of the Security Agreements, Pledge Agreements, the IP Security Documents and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Obligations.

         "Shareholder Distributions" shall mean all payments, dividends or distributions made by the Borrower or any Subsidiary to any holder (other than to the Borrower or any Guarantor) of the Capital Stock of the Borrower or such Subsidiary.

         "Solvent", with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature,
(d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Specified Person" shall mean either the Borrower or any of its Subsidiaries or any Guarantor or any of its Subsidiaries.

         "Subordinated Debt" shall mean Indebtedness of Borrower or any Guarantor that is by its terms subordinated in right of payment to the Obligations of the Borrower and such Guarantor, as applicable,

         "Subsidiary" shall mean, with respect to any Person (the "parent") at any date, (a) any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more Subsidiaries of the parent,
(b) any partnership (i) the sole general partner or the managing general partner of which is the parent and/or one or more Subsidiaries of the parent or (ii) the only general partners of which are the parent and/or one or more Subsidiaries of the parent, or (c) any partnership, limited liability company, association, joint venture or other entity in which the parent and/or one or more Subsidiaries of the parent has more than a 50% equity interest at the time. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Swap Contract" shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Bank or any Affiliate of the Bank).

         "Synthetic Lease Obligation" shall mean the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Term Commitment" shall mean the commitment, if any, of the Bank to make the New Term Loan on the Effective Date in the amount of up to $25.0 million, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Termination Date" shall mean August 8, 2012 or, if such date is not a Business Day, the Business Day next succeeding such date.

         "Test Period" shall mean, at any date of determination, the four most recently ended consecutive fiscal quarters of Borrower (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Section 5.2(a)(i) or 5.2(a)(ii).

         "Threshold Amount" shall mean $250,000.

         "Transactions" shall mean, collectively, the financings and transactions to occur on the Effective Date including (a) the consummation of the VCA Acquisition, (b) the entering into by the Loan Parties of the Loan Documents, (c) the borrowings hereunder, (d) the consummation of the Refinancing, (e) the repayment in full the Original Term Loan, and (f) the payment of all fees and expenses in connection with the foregoing.

          "Type" refers to whether a Loan is a Fluctuating Rate Loan or a LIBOR Loan.

         "UCC" shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

         "Unencumbered Liquid Assets" shall mean Cash Equivalents (excluding assets of any retirement plan) which (a) are not the subject of any Lien with any creditor (other than the Bank) and (b) may be converted to cash within seven days.

         "Unfunded Capital Expenditures" shall mean, for any period, Capital Expenditures made during such period to the extent such Capital Expenditures were not financed from the proceeds of long term debt (borrowings of Revolving Loans hereunder not included) and if they were made with cash, so long as the Borrower and its Subsidiaries maintain Unencumbered Liquid Assets of not less than the amount required pursuant to Section 6(a) at all times.

         "Unfunded Pension Liability" shall mean the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" shall mean United States of America.

         "VCA" shall have the meaning set forth in the recitals hereto.

         "VCA Acquisition" shall have the meaning set forth in the recitals hereto.

         "VCA Acquisition Agreement" shall mean the Stock Purchase Agreement, dated as of August 8, 2007, by and among the Borrower, Acquisition Sub, D. Brian McDonagh, M.D. Trust Dated May 1, 2004 ("McDonagh Seller"), Kush K. Agarwal Living Trust ("Agarwal Seller"), Kush K. Agarwal (the "Sellers' Representative"), D. Brian McDonagh, in his personal capacity, as guarantor of the obligations of McDonagh Seller ("McDonagh Guarantor"), Kush K. Agarwal, in his personal capacity, as guarantor of the obligations of Agarwal Seller ("Agarwal Guarantor"), and VCA, together with all exhibits, appendices, schedules and annexes thereto, and as amended in accordance with Section 7.16.

         "VCA Initial Practice Groups" shall mean, collectively, (a) Georgia Phlebology, P.C., a Georgia professional corporation, (b) Illinois Phlebology Associates, S.C., an Illinois service corporation, (c) Indiana Phlebology, P.C., an Indiana professional corporation, (d) Kansas City Phlebology Medical Group, P.A., a Kansas professional association, (e) D. Brian McDonagh, M.D., P.C., a Maryland professional corporation, (f) North Carolina Phlebology, P.C., a North Carolina professional corporation, (g) Tennessee Phlebology, P.C., a Tennessee professional corporation, and (h) Wisconsin Phlebology Medical Group, P.C., a Wisconsin professional corporation

         "VCA Lease Default" shall mean, with respect to each lease entered into by VCA on behalf any VCA Initial Practice Group as a lessee, a default arising thereunder resulting from the change of control of VCA as a result of consummation of the VCA Acquisition.

         "Vein Clinics" shall mean those places of business of the Borrower or VCA and its Subsidiaries designated for operation of as vein clinics.

         1.2 Accounting Terms. As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not specifically defined herein shall have the respective meanings given to them under GAAP.

         1.3 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

             (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organizational Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

             (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         1.4 Letter of Credit Amounts(a) . Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any LC Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

             ARTICLE 2. AMOUNT AND TERMS OF COMMITMENTS AND LOANS.

         2.1 Revolving Commitment.

             (a) Subject to the terms and conditions hereof, the Bank agrees to make revolving credit loans to the Borrower (the "Revolving Credit Loans") and issue Letters of Credit for the account of the Borrower from time to time during the Revolving Commitment Period; provided, that, after giving immediate effect to such Revolving Credit Loan(s) and/or Letter(s) of Credit, (i) the Revolving Credit Exposure shall not exceed the lesser of (x) the Revolving Commitment or
(y) the Borrowing Base and (ii) the LC Exposure shall not exceed the LC Sublimit, as such amounts may be reduced as provided in this Agreement. During the Revolving Commitment Period the Borrower may use the Revolving Commitment
(i) for obtaining Revolving Credit Loans by borrowing, prepaying in whole or in part and reborrowing on a revolving basis, all in accordance with the terms and conditions hereof and (ii) for the issuance of Letters of Credit by the issuance, repayment and/or termination in whole or in part and reissuance on a revolving basis, all in accordance with the terms and conditions hereof. Within the limits as set forth above in this Section 2.1(a), and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2. 1(a), prepay under Section 2.10(a), and reborrow under this Section 2.1(a). Revolving Credit Loans may be Fluctuating Rate Loans or LIBOR Loans, as further provided herein.

             (b) The Borrower shall repay to the Bank on the Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date

         2.2 Revolving Credit Note. The Revolving Credit Loans made by the Bank to the Borrower pursuant to Section 2.1(a) shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A hereto with appropriate insertions (the "Revolving Credit Note").

         2.3 Procedure for Borrowings of Revolving Credit Loans. The Borrower may borrow under the Revolving Commitment during the Revolving Commitment Period on any Business Day by giving the Bank irrevocable notice (each a "Notice of Borrowing") of a request for a Revolving Credit Loan hereunder in accordance with the following sentence. Each such notice must (i) be received by the Bank
(x) in the case of Revolving Credit Loans that are LIBOR Loans, not later than 3:00 p.m. (New York City time) three (or, in the case of a Borrowing of Revolving Credit Loans on the Effective Date, two) Business Days prior to the requested date of any borrowing thereof and (y) in the case of all Revolving Credit Loans that are Fluctuating Rate Loans, not later than 3:00 p.m. (New York

City time) on the requested date of any borrowing thereof and (ii) set forth (A) the amount of the Revolving Credit Loans requested, which shall not be less than $100,000, (B) the requested borrowing date, (C) whether the Revolving Credit Loan shall be a LIBOR Loan, Fluctuating Rate Loan or a combination thereof, and
(D) if entirely or partially a LIBOR Loan, the length of the Interest Period therefor, which shall be one, two, three or six months, as the Borrower shall elect. Such notice shall be written (including, without limitation, via facsimile transmission). If any such request is sent by facsimile it shall be confirmed in writing sent by the Borrower to the Bank within two Business Days thereafter. Unless notification is otherwise furnished by the Borrower to the Bank (in a manner consistent with the requirements of this Section), Revolving Credit Loans will be made by credits to the Borrower's demand deposit account maintained with the Bank. If the Borrower furnishes such notice but no election is made as to the Type of Loan or the Interest Period to be applicable thereto, the Loan will automatically then be made as a Fluctuating Rate Loan until such required information is furnished pursuant to the terms hereof.

2.4      Letters of Credit.

             (a) Request for Letter of Credit. Subject to the limitations set forth in Section 2.1 and the other terms and conditions herein, the Borrower may from time to time during the Revolving Commitment Period, upon one (1) day's prior written notice, request that the Bank issue Letters of Credit for the account of the Borrower.

             (b) Obligations to make LC Extensions. The Bank shall not have any obligation to and shall not:

                  (i) issue any Letter of Credit if, after giving effect thereto, the LC Exposure would exceed the LC Sublimit;

                  (ii) issue any Letter of Credit if, after giving effect thereto, the Revolving Credit Exposure would exceed the Revolving Commitment;

                  (iii) issue any Letter of Credit  which has an expiry date (A)
             later than 12 months after the issuance date thereof or (B) after the Maturity Date, unless the Bank approves of such expiry date;

                  (iv) issue any Letter of Credit if:

                       (A) any  order,  judgment  or decree of any  Governmental
                  Authority or arbitrator shall by its terms purport to enjoin or restrain the Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Bank shall prohibit, or request that the Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Bank in good faith deems material to it;

                       (B) the issuance of such Letter of Credit  would  violate
                  one or more policies of the Bank applicable to letters of credit generally;

                       (C) except as otherwise  agreed by the Bank,  such Letter
                  of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $100,000, in the case of a standby Letter of Credit;

                       (D) such  Letter  of  Credit  is to be  denominated  in a
                  currency other than Dollars;

                  (v) amend any Letter of Credit if the Bank would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof; or

                  (vi) amend any Letter of Credit if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (c)  Reimbursement.  In  the  event  the  Bank  makes  payment  to  the beneficiary of any Letter of Credit in accordance with the terms thereof, the Borrower agrees to reimburse the Bank therefor on the same day such payment is made, all as more fully set forth in, and subject to the terms and conditions of, any applicable LC Documents, each of which LC Documents is fully incorporated herein by reference thereto.

         (d) Borrower's Agreements. In connection with any Letter of Credit, the Borrower agrees as follows:

                  (i) Any LC Extension is subject to the Bank's written approval and must be in form and content satisfactory to the Bank and in favor of a beneficiary acceptable to the Bank;

                  (ii) to executed  and deliver to the Bank any LC  Documents as reasonably requested by the Bank;

                  (iii) to pay any  issuance  and/or  other  fees  that the Bank notifies the Borrower will be charged for issuing and processing Letters of Credit for the Borrower; and

                  (iv) to allow  the  Bank to  automatically  charge  any of its deposit accounts at the Bank (if any) for applicable fees, discounts and other charges.

         (e) Letter of Credit Fees. The Borrower agrees to pay for the issuance of each Letters of Credit: (i) a per annum fee equal to the product of the face amount of such Letter of Credit and the Applicable Margin then existing for Revolving Credit Loans that are LIBOR Loans, such fee to be due and payable on the date of issuance of such Letter of Credit; and (ii) any other standard fees and commissions routinely charged in connection therewith.

         2.5 Commitment Fee and Other Fees.

         (a) Commitment Fee. As compensation for the Revolving Commitment on the revolving basis provided for herein, the Borrower agrees to pay the Bank a commitment fee equal to 0.25% per annum times the average daily amount by which the Revolving Commitment exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loan and (ii) the Outstanding Amount of the LC Exposure. Such commitment fee shall accrue at all times during the Revolving Commitment Period, and shall be due and payable quarterly in arrears, on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the Effective Date, and on last day of the Revolving Commitment

Period. If the Borrower fails to pay any such amount to the Bank when due the amount of such defaulted payment shall bear interest from the date when due until (but excluding) the date when paid at the Post-Default Rate. The obligation so to pay interest shall not be construed so as to waive the requirement to pay the commitment fees as hereinabove set forth.

         (b) Other Fees. The Borrower shall pay to the Bank such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

         2.6  Regulatory  Changes in Capital  Requirements.  If as a result of a change in any existing, or the imposition of any future, law, regulation or guideline or the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, imposes, modifies, deems applicable or results in the application of, any capital maintenance, capital ratio or similar requirement against loan commitments made by the Bank (or participations therein) or the Bank in anticipation of the effectiveness of any capital maintenance, capital ratio or similar requirement takes reasonable action to enable itself to comply therewith, and the result thereof is to impose upon the Bank or increase any capital requirement applicable as a result of the making or maintenance of the Commitments or any Loans or participations therein (which imposition of or increase in capital requirements may be determined by the Bank's reasonable allocation of the aggregate of such capital impositions or increases) then, upon demand by the Bank, the Borrower shall immediately pay to the Bank from time to time as specified by the Bank such additional amount as shall be sufficient to compensate the Bank for such impositions of or increases in capital requirements. Any such amount not paid within one Business Day after demand being made by the Bank shall be paid together with interest at the Post-Default Rate from the date demanded until payment in full thereof. A certificate setting forth in reasonable detail the amounts necessary to compensate the Bank as a result of an imposition of or increase in capital requirements submitted by the Bank to the Borrower shall be conclusive, absent manifest error or bad faith, as to the amount thereof. For purposes of this Section, all references to the "Bank" shall be deemed to include any corporation controlling the Bank. The Bank will promptly notify the Borrower of any event of which it has knowledge occurring after the Effective Date which will entitle it to compensation pursuant to this Section and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the judgment of the Bank, be otherwise disadvantageous to the Bank.

         2.7 Termination or Reduction of Commitments.

         (a) The Term Commitment shall be automatically and permanently reduced to zero on the Effective Date (after giving effect to the making of the New Term Loan on such date). The Revolving Commitment shall automatically terminate on the Termination Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 6:00 p.m., New York City time, on August 8, 2007, if the initial Credit Extension shall not have occurred by such time.

         (b) The Borrower shall have the right, upon not less than three Business Days' irrevocable written notice, to terminate any Commitment or, from time to time, to reduce the amount of such Commitment; provided, however, that
(i) any such reduction (A) shall be in the minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof, (B) shall reduce permanently the amount of such Commitment then in effect, and (C) shall be accompanied by prepayment of the applicable Revolving Credit Loans outstanding to the extent, if any, that the Loans then outstanding exceed the amount of such Commitment as then reduced, together with accrued interest on the amount so prepaid to and including the dates of each such prepayment and any amounts payable pursuant to
Section 2.14 in connection therewith and the payment of any unpaid commitment fee applicable to such commitment then accrued hereunder, and (ii) any such termination of such Commitment shall be accompanied by prepayment in full of the applicable Revolving Credit Loans and all obligations in respect of Letters of Credit together with accrued interest thereon to and including the date of prepayment and any amounts payable pursuant to Section 2.14 in connection therewith and the payment of any unpaid commitment fee applicable to such commitment then accrued hereunder.

         2.8 New Term Loan.

         (a) Subject to the terms and conditions set forth herein, the Bank agrees to make the New Term Loan to the Borrower on the Effective Date in an amount equal to the Term Commitment. The amounts borrowed under this Section 2.8(a) and repaid or prepaid may not be reborrowed.

         (b) The New Term Loan shall be made upon the Borrower's irrevocable notice to the Bank, which may be given by telephone. Such notice must be received by the Bank not later than 3:00 p.m. (New York City time) two Business Days prior to the requested date of the borrowing of such New Term Loan, and must set forth (i) the requested borrowing date commencement date, as the case may be, (ii) whether the Loan shall be a LIBOR Loan or a Fluctuating Rate Loan, and (iii) if entirely a LIBOR Loan, the length of the Interest Period therefor, which shall be one, two, three or six months, as the Borrower shall elect. Such telephonic notice by the Borrower pursuant to this Section 2.8(b) must be confirmed promptly by delivery to the Bank of a written borrowing notice (in form and substance reasonably satisfactory to the Bank), appropriately completed and signed by a chief financial officer of the Borrower. Thereafter, if no Event of Default is (at the time in question) continuing, the Borrower may split the initial Borrowing of the New Term Loan into multiple tranches of Borrowings, and may elect to convert any tranche of a Borrowing of the New Term Loan to create a tranche of a Borrowing of the New Term Loan of a different Type (or Interest Period, where applicable) or to continue such tranche and, in the case of a tranche of LIBOR Borrowing of the New Term Loan, may elect Interest Periods therefor, all in accordance with, and as provided in, Section 2.9.

         (c) The Borrower shall repay to the Bank the aggregate principal amount of the New Term Loan on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in
Section 2.10)):

        ---------------------------- -----------------------------------------
        Date                         Amount

        ---------------------------- -----------------------------------------
        November 8, 2007             $0
        ---------------------------- -----------------------------------------
        February 8, 2008             $892,857.14
        ---------------------------- -----------------------------------------
        May 8, 2008                  $892,857.14
        ---------------------------- -----------------------------------------
        August 8, 2008               $892,857.14
        ---------------------------- -----------------------------------------
        November 8, 2008             $892,857.14
        ---------------------------- -----------------------------------------
        February 8, 2009             $892,857.14
        ---------------------------- -----------------------------------------
        May 8, 2009                  $892,857.14
        ---------------------------- -----------------------------------------
        August 8, 2009               $892,857.14
        ---------------------------- -----------------------------------------
        November 8, 2009             $892,857.14
        ---------------------------- -----------------------------------------
        February 8, 2010             $892,857.14
        ---------------------------- -----------------------------------------
        May 8, 2010                  $892,857.14
        ---------------------------- -----------------------------------------
        August 8, 2010               $892,857.14
        ---------------------------- -----------------------------------------
        November 8, 2010             $892,857.14
        ---------------------------- -----------------------------------------
        February 8, 2011             $892,857.14
        ---------------------------- -----------------------------------------
        May 8, 2011                  $892,857.14
        ---------------------------- -----------------------------------------
        August 8, 2011               $892,857.14
        ---------------------------- -----------------------------------------
        November 8, 2011             $892,857.14
         ---------------------------- -----------------------------------------
        February 8, 2012             $892,857.14
        ---------------------------- -----------------------------------------
        May 8, 2012                  $892,857.14
        ---------------------------- -----------------------------------------
        August 8, 2012               $8,928,571.48
        ---------------------------- -----------------------------------------
provided, however, that the final principal repayment installment of the New Term Loan shall be repaid on the New Term Loan Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of the New Term Loan on such date.

         (d) The New Term Loan shall be evidenced by, among other things, a term note substantially in the form of Exhibit B hereto and dated the Effective Date (the "New Term Note").

2.9      Continuation and Conversion of Loans; Number of Interest Periods.

         (a) The Borrower shall have the right at any time on prior irrevocable written or telex notice to the Bank as specified in this Agreement (i) to continue any LIBOR Loan as a LIBOR Loan for the same or a different Interest Period (specifying the Interest Period to be applicable thereto), (ii) to convert any LIBOR Loan into a Fluctuating Rate Loan and (iii) to convert any Fluctuating Rate Loan into a LIBOR Loan (specifying the Interest Period to be applicable thereto) (each such notice, a "Continuation/Conversion Notice"), subject to the following:

             (i) in the case of a conversion of less than all of the outstanding Loans, the aggregate principal amount of Loans converted shall not be less than (A) in the case of the New Term Loan, $500,000 and shall be in an integral multiple of $100,000 in excess thereof and (B) in the case of Revolving Credit Loans, $100,000 and shall be in an integral multiple of $100,000 in excess thereof;

             (ii) no LIBOR Loan shall be converted at any time other than at the end of an Interest Period applicable thereto; and

             (iii) any portion of a Loan maturing or required to be prepaid in less than one month may not be converted into or continued as a LIBOR Loan.

         (b) In the event that the Borrower shall not give notice to continue any LIBOR Loan into a subsequent Interest Period or convert any such Loan into a Loan of another Type, on the last day of the Interest Period thereof, such Loan (unless prepaid) shall automatically be converted into a Fluctuating Rate Loan. The Interest Period applicable to any LIBOR Loan resulting from a conversion or continuation shall be specified by the Borrower in the Continuation/Conversion Notice delivered by the Borrower pursuant to this Agreement; provided, however, that, if such notice does not specify either the Type of Loan or the Interest Period to be applicable thereto, the Loan shall automatically be converted into, or continued as, as the case may be, a Fluctuating Rate Loan until such required information is furnished pursuant to the terms hereof. Notwithstanding anything to the contrary contained above, if an Event of Default shall have occurred and is continuing, no LIBOR Loan may be continued into a subsequent Interest Period and no Fluctuating Rate Loan may be converted into a LIBOR Loan.

         (c) Each Continuation/Conversion Notice must be received by the Bank not later than 3:00 p.m. (New York City time) three Business Days prior to the requested date of a conversion to or continuation of LIBOR Loans and of any conversion of LIBOR Loans to Fluctuating Rate Loans. Each Continuation/Conversion Notice must specify (A) whether the Borrower is requesting a conversion of the New Term Loan or Revolving Credit Loans from one Type to the other, or a continuation of LIBOR Loans, (B) the requested date of the conversion or continuation, as the case may be (which shall be a Business
Day), (C) the principal amount of Loans to be converted or continued, (D) the Type of Loans to which existing New Term Loan or Revolving Credit Loans are to be converted, and (E) if applicable, the length of the Interest Period therefor, which shall be one, two, three or six months, as the Borrower shall elect. Such Continuation/Conversion Notice shall be written (including, without limitation, via facsimile transmission). If any such request is sent by facsimile it shall be confirmed in writing sent by the Borrower to the Bank within two Business Days thereafter.

         (d) After giving effect to (i) all Borrowings (including all tranches of Borrowings) of the New Term Loan, (ii) all conversions of all tranches of the New Term Loan from one Type to the other, (iii) all continuations of tranches of the New Term Loan as the same Type, (iv) all Borrowings of Revolving Credit Loans, (v) all conversions of Revolving Credit Loans from one Type to the other, and (vi) all continuations of Revolving Credit Loans as the same Type, there shall not be more than eight Interest Periods in effect in respect of the Loans.

         2.10 Prepayment.

         (a) Voluntary. The Borrower may, upon notice to the Bank, prepay any Fluctuating Rate Loan in whole or in part without premium or penalty; provided, however, that (i) such notice must be received by the Bank not later than 3:00 p.m. on the date of prepayment of any Fluctuation Rate Loan and (ii) each partial prepayment on account of any Fluctuating Rate Loan shall be (A) in the case of the New Term Loan, in an amount not less than $500,000 or an integral multiple of $100,000 in excess thereof and (B) in the case of Revolving Credit Loans, in an amount not less than $100,000 or an integral multiple of $100,000 in excess thereof. Except as provided otherwise in this Agreement, the Borrower may prepay a LIBOR Loan only upon at least three (3) Business Days prior written notice to the Bank (which notice shall be irrevocable) and any such prepayment shall occur only on the last day of the Interest Period for such LIBOR Loan. Any prepayment of a LIBOR Loan, to the extent permitted, shall be accompanied by any additional amounts required pursuant to Section 2.14. Any partial prepayment of the New Term Loan pursuant to this Section 2.10(a) shall be applied to the principal repayment installments thereof in inverse order of maturity.

         (b) Mandatory. If, at any time, the sum of (i) the Outstanding Amount of the Revolving Credit Loans plus (ii) the Outstanding Amount of the LC Exposure exceeds the Borrowing Base in effect as such time, then, within five days of the first day there exists such excess, the Borrower shall make payment to the Bank in an amount equal to such excess together with any amounts payable pursuant to Section 2.14 in connection therewith. Such payment shall be applied to reduce the aggregate unpaid principal balance of the Revolving Credit Loans then outstanding by first applying such payment to reduce Fluctuating Rate Loans and then to reduce LIBOR Loans. Notwithstanding the foregoing, the Borrower may direct by written notice to the Bank that any prepayment or repayment be applied first, to the principal amount of LIBOR Loans if such prepayment or repayment is made on the last day of the Interest Period applicable thereto.

         (c) Each prepayment made pursuant to Section 2.10(a) or 2.10(b) shall be made together with payment of accrued interest on the amount prepaid to and including the date of prepayment any additional amounts required pursuant to
Section 2.14.

         2.11 Interest Rates; Interest Payments; Manner of Payments; Rate After Default; Schedule to Notes; Computation.

         (a) Subject to the provisions of Section 2.11(h), (i) the Loans comprising each Fluctuating Rate Borrowing shall bear interest at a rate per annum equal to the Prime Rate plus or minus (as the case may be) the Applicable Margin in effect from time to time, and (ii) the Loans comprising each LIBOR

Borrowing shall bear interest at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

         (b)   Interest   accrued  on  each  Loan  shall  be  payable,   without
duplication, on:

                  (i) the Maturity Date of such Loan  (excluding any Installment
             Payment Date unless interest would otherwise be payable on such Installment Payment Date pursuant to clauses (ii) - (v) below);

                  (ii) with respect to any portion of any Loan repaid or prepaid
             pursuant  to  this  Agreement,   the  date  of  such  repayment  or
             prepayment, as the case may be;

                  (iii) with respect to that portion of the outstanding principal amount of any Loan maintained as a Fluctuating Rate Loan, the last Business Day of each March, June, September and December, commencing with the first such date following the date of the making of such Loan;

                  (iv) with respect to that portion of the outstanding principal amount of any Loan maintained as a LIBOR Loan, the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the last day of each three-month period occurring during such Interest Period), but in no event more frequently than monthly; and

                  (v) with respect to that portion of the outstanding  principal amount of a Loan converted into a Fluctuating Rate Loan or a LIBOR Loan on a day when interest would not otherwise have been payable pursuant to Section 2.11(b)(iii) or 2.11(b)(iv), the date of such conversion.

         (c) All payments (including prepayments) to be made by the Borrower on account of principal or interest with respect to any Loan or on account of fees or any other obligations of the Borrower to the Bank hereunder shall be made to the Bank at the office of the Bank set forth in Section 10.1 or at such other place as the Bank may from time to time designate in writing in lawful money of the United States of America in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments.

         (d) If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

         (e) The Borrower hereby authorizes and directs the Bank to charge any account of the Borrower maintained at any office of the Bank for any such payments.

         (f) Subject to the provisions of subparagraph (a) in the definition of Interest Period set forth in Section 1.1, if any payment to be so made hereunder or under any Loan Document becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, to the extent permitted by applicable law, interest thereon shall be payable at the then applicable rate during such extension.

         (g) All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, then on account of the Outstanding Amount of the Loans and the balance, if any, applied as cash collateral for any contingent obligations that the Borrower may have owing to the Bank; provided, however, that after the occurrence of an Event of Default, payments will be applied to the Obligations as the Bank determines in its sole discretion.

         (h) Upon and following an Event of Default, all Loans and any and all accrued and unpaid interest, fees or amounts due hereunder, to the extent permitted by applicable law, shall bear interest (payable on demand) (A) in all cases other than LIBOR Loans at the Post-Default Rate until paid and (ii) in the case of LIBOR Loans at a rate which shall be the greater of the Post-Default Rate or 4% per annum in excess of the rate applicable to such LIBOR Loan (based upon the Pricing Level therefor) until the expiration of the Interest Period applicable to such Loan, at which time the Loan will automatically be converted into a Fluctuating Rate Loan and until paid shall bear interest at the Post-Default Rate.

         (i) In no event, however, shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law.

         (j) The obligation so to pay interest upon any obligation of the Borrower to the Bank shall not be construed so as to waive the requirement for payment on the date that payment is due to the Bank as set forth in this Agreement.

         (k) The Borrower hereby expressly authorizes the Bank to record on the schedule attached to each applicable Note the amount and date of each Loan, the rate of interest thereon, the date and amount of each payment of principal and the unpaid principal balance; provided, however, that the failure of the Bank to make any such notation shall not in any manner affect the obligation of the Borrower to repay any Loan in accordance with the terms hereof. All such notations shall be presumed to be correct.

         (l) All computations of interest for Fluctuating Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) and in each case shall be payable for the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(f), bear interest for one day. Each determination by the Bank of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

         2.12 Use of Proceeds.

         (a) The Borrower will use the proceeds of any Revolving Credit Loans for working capital and general corporate purposes of the Borrower and its Subsidiaries; provided, however, that the Borrower may use up to $3.0 million of proceeds of the Revolving Credit Loans on the Effective Date to finance in part the Transactions.

         (b) The Borrower will use the proceeds of the New Term Loan to finance the Transactions.

         2.13 Increased Costs. If the Bank determines that the effect of any applicable law or government regulation, guideline or order or the interpretation thereof by any Governmental Authority charged with the administration thereof (such as, for example, a change in official reserve requirements which the Bank is required to maintain in respect of loans or deposits or other funds procured for funding such loans) is to increase the cost to the Bank of making or continuing LIBOR Loans hereunder or to reduce the amount of any payment of principal or interest receivable by the Bank thereon, then the Borrower will pay to the Bank on demand such additional amounts as the Bank may determine to be required to compensate the Bank for such additional costs or reduction. Any additional payment under this Section will be computed from the effective date at which such additional costs have to be borne by the Bank. A certificate as to any additional amounts payable pursuant to this Section setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Bank set forth therein if made reasonably and in good faith. The Borrower shall pay any amounts so certified to it by the Bank within 10 days of receipt of any such certificate. The Bank will promptly notify the Borrower of any event of which it has knowledge occurring after the date hereof which will entitle it to compensation pursuant to this Section and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. For purposes of this Section, all references to the "Bank" shall be deemed to include any participant in any Commitments and/or Loans.

         2.14 Yield Maintenance. The Borrower shall pay to the Bank, upon request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Loan on a date other than the last day of the Interest Period for such Loan; (ii) any failure by Borrower to borrow a LIBOR Loan on the date specified by Borrower's written notice; (iii) any failure of Borrower to pay a LIBOR Loan on the date for payment specified in Borrower's written notice. Without limiting the foregoing, Borrower shall pay to Bank a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made, shall be subtracted from LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to Bank upon the payment of a LIBOR Loan. Each reference in this paragraph to "Fixed Rate Election" shall mean the election by Borrower of Loan to bear interest based on LIBOR. If by reason of an Event of Default, the Bank elects to declare the Loans and/or any Note to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Loan shall become due and payable in the same manner as though the Borrower has exercised such right of prepayment.

A certificate as to any additional amounts payable pursuant to this Section setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Bank set forth therein if made reasonably and in good faith. The Borrower shall pay any amounts so certified to it by the Bank within 10 days of receipt of any such certificate. For purposes of this Section, all references to the "Bank" shall be deemed to include any participant in any Commitments and/or Loans.

         2.15 Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBOR Loan, the Bank shall have determined (i) that dollar deposits in the amount of the requested principal amount of such LIBOR Loan are not generally available in the London Interbank Market, (ii) that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Bank of making or maintaining such LIBOR Loan during such Interest Period, or (iii) that reasonable means do not exist for ascertaining the LIBOR, the Bank shall, as soon as practicable thereafter, give written or telex notice of such determination to the Borrower. In the event of any such determination, until the circumstances giving rise to such notice no longer exist, (i) no LIBOR Loans will be made hereunder (ii) each outstanding LIBOR Loan shall be converted into a Fluctuating Rate Loan on the last day of the then current Interest Period applicable thereto and (iii) unless the Borrower notifies the Bank at least two Business Days prior to the date of any proposed borrowing of a LIBOR Loan for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Loan shall instead be made as a Fluctuating Rate Loan.

         Promptly upon becoming aware that the circumstances giving rise to such notice no longer exist, the Bank shall use its best efforts to notify the Borrower that its obligation to make LIBOR Loans and convert Loans into LIBOR Loans has been reinstated, but its failure to do so shall impose no liability on the Bank. Each determination by the Bank hereunder shall be conclusive absent manifest error.

         2.16 Change in Legality.

         (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for the Bank to make or maintain any LIBOR Loan, then, by written notice to the Borrower, the Bank may:

                  (i) declare  that LIBOR Loans will not  thereafter  be made by the Bank hereunder, whereupon the Borrower shall be prohibited from requesting LIBOR Loans from the Bank hereunder unless such declaration is subsequently withdrawn; and

                  (ii) require that all outstanding LIBOR Loans made by it be converted to Fluctuating Rate Loans, in which event (x) all such LIBOR Loans shall be automatically converted to Fluctuating Rate Loans as of the effective date of such notice as provided in paragraph (b) below and (y) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBOR Loans shall instead be applied to repay the Fluctuating Rate Loans resulting from the conversion of such LIBOR Loans.

         (b) For purposes of this Section, a notice to the Borrower by the Bank pursuant to paragraph (a) above shall be effective with respect to each LIBOR Loan, if lawful, on the last day of the then current Interest Period for such LIBOR Loan; in all other cases, such notice shall be effective on the day of receipt by the Borrower and (ii) all references to the "Bank" shall be deemed to include any participant in any Commitments and/or the Loans.

Promptly upon becoming aware that the circumstances giving rise to such notice no longer exist, the Bank shall use its best efforts to notify the borrower that its obligation to make LIBOR Loans and convert Loans into LIBOR Loans has been reinstated, but its failure to do so shall impose no liability on the Bank.

         2.17 Reserves. Anything to the contrary in Section 2.1 notwithstanding, the Bank shall have the right to establish reserves in such amounts, and with respect to such matters, as the Bank in its reasonable discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that the Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by the Borrower or any of its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the sole discretion of the Bank likely would have a priority superior to the Bank's Liens

(such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

                   ARTICLE 3. REPRESENTATIONS AND WARRANTIES.

         In order to induce the Bank to enter into this Agreement and to make the financial accommodations herein provided for, the Borrower hereby covenants, represents and warrants to the Bank that:

         3.1 Financial Condition.

         (a) The consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2006, and the related consolidated statements of operations and retained earnings and cash flows for the fiscal year ended on such date, certified by Amper, Politziner & Mattia, P.C. , copies of which certified statements have heretofore been furnished to the Bank, are complete and correct and present fairly the financial condition of the Borrower and each of its Subsidiaries as at such date, and the results of its operations and changes in financial position for the fiscal year then ended. Such certified financial statements, including schedules and notes thereto, have been prepared in accordance with GAAP.

         (b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 2007, and the related consolidated statements of operations and retained earnings and cash flows for the fiscal quarter ended on each such date, copies of which certified statements have heretofore been furnished to the Bank, are complete and correct and present fairly the financial condition of the Borrower and its Subsidiaries as at such date, and the results of its operations and changes in financial position for such fiscal quarter then ended. Such certified financial statements, including schedules and notes thereto, have been prepared in accordance with GAAP.

         (c)  Schedule  3.1  sets  forth  a  true  and  complete   list  of  all
Indebtedness (including liabilities for taxes) of the Borrower and its Subsidiaries as of the Effective Date (after giving effect to the Transactions), in each case (other than the Obligations (other than Indebtedness under Swap Contracts)) showing the aggregate principal amount thereof and the name of each respective borrower and any other entity that guaranteed such Indebtedness.

(d) Since May 31, 2007, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

         3.2 Corporate Existence; Compliance with Law. The Borrower, each Guarantor and each of their Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the requisite power and authority and the legal right to own and operate its property and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or operation of property or the conduct of its business require such qualification, and (d) is in compliance with all Requirements of Law; except to the extent that the failure to so qualify as a foreign corporation as required by clause (c) of this Section or to comply with all Requirements of Law as required by clause (d) of this Section could not, in the aggregate, have a Material Adverse Effect.

         3.3 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority and the legal right to make, execute, deliver and perform its obligations under the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Loan Documents to which it is a party and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any other Person (including stockholders and creditors of the Borrower) or any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of any of the Loan Documents to which the Borrower is a party or the consummation of any of the Transactions. The Loan Documents to which the Borrower is a party will be duly executed and delivered on behalf of the Borrower and such Loan Documents, when executed and delivered, will each constitute a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and equitable principles of general applicability, regardless of whether enforcement is sought in an action at law or a proceeding in equity.

         3.4 Power, Authorization, Enforceable Obligations of Guarantors. Each Guarantor has the requisite power and authority and the legal right to make, deliver and perform its obligations under the Loan Documents to which it is a party and the transactions contemplated thereby and has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any other Person (including stockholders and creditors of the Guarantors) or any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Loan Documents or the consummation of the Transactions. Each of the Loan Documents to which a Guarantor is party have been duly executed and delivered by the respective parties thereto, and each such Loan Document constitutes a legal, valid and binding obligation of the respective Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and equitable principles of general applicability, regardless of whether enforcement is sought in an action at law or a proceeding in equity.

         3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower is a party and the borrowings hereunder and the use of the proceeds thereof by the Borrower, the execution, delivery and performance by each Guarantor of the Loan Documents to which it is a party, and the consummation of the Transactions, in each case do not and will not (a) violate any Requirement of Law; (b) conflict with or result in any breach or contravention of, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties or revenues of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law, Contractual Obligation, or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, except those Liens in favor of the Bank permitted hereunder; or (d) the terms of any of such Person's Organizational Documents.

         3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending by or against any Specified Person or against any of their properties or revenues (a) with respect to any of the Loan Documents or any of the Transactions, or (b) which if adversely determined, would have a Material Adverse Effect.

         3.7 No Default. No Specified Person is in default under or with respect to any Contractual Obligation in any respect which could be materially adverse to the business, operations, property or financial or other condition of the Borrower or any of its Subsidiaries or of the Guarantors, other than the VCA Lease Defaults, or which could materially and adversely affect the ability of
(i) the Borrower to perform its obligations under any Loan Document to which it is a party, or (ii) the Guarantors to perform their respective obligations under any Loan Document to which it is a party. No Default or Event of Default has occurred and is continuing.

         3.8 No Burdensome Restrictions. No Contractual Obligation of any Specified Person and no Requirement of Law materially adversely affects, or insofar as the Borrower may reasonably foresee may so affect, the business, operations, property or financial or other condition of any such Specified Person.

         3.9 [Intentionally Omitted].

         3.10 Federal Regulations. The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Loans hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

         3.11 Environmental Matters.

         (a) None of the Real Property contains, or to the best knowledge of the Borrower has previously contained, (i) any hazardous or toxic waste or substances in amounts or concentrations which (A) constitute or constituted a violation of or (B) could reasonably be expected to give rise to liability under any applicable environmental law, except in either case insofar as such violation or liability could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries or (ii) any underground storage tanks, except such as have been removed or remediated in accordance with all applicable environmental laws.

         (b) The Real Property is in compliance in all material respects with all applicable federal, state and local environmental standards and requirements affecting such Real Property, and there are no environmental conditions of which Borrower has knowledge which could interfere in any material respects with the continued use of the Real Property.

         (c) Neither the Borrower nor any of its Subsidiaries nor any Guarantor has received any notices of violations or advisory action by regulatory agencies regarding environmental control matters or environmental permit compliance.

         (d) Hazardous waste has not been transferred from any of the Real Property to any other locations except in compliance in all material respects with all applicable environmental laws, regulations or permit requirements.

         (e) With respect to the Real Property, there are no proceedings, governmental administrative actions or judicial proceedings pending or, to the best knowledge of the Borrower, contemplated under any federal, state or local law regulating the discharge of hazardous or toxic materials or substances into the environment, to which the Borrower or any of its Subsidiaries is named as a party.

         3.12 Solvency. As of each date of a borrowing of a Loan hereunder, immediately prior to (in the case of the initial borrowing hereunder) and immediately following the consummation of the Transactions and/or the extensions of credit to occur on such borrowing date, the Borrower (on a consolidated basis with its Subsidiaries) is and will be Solvent.

         3.13 Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Effective Date and neither the Borrower nor any Subsidiary of the Borrower has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

         3.14 Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

         3.15 Investment Company Act. None of the Borrower, any Person Controlling the Borrower, or any Subsidiary of the Borrower is or is required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

         3.16 VCA Acquisition. Upon the funding of the Transactions with the proceeds of the initial Credit Extension, the VCA Acquisition shall have been consummated in accordance with the VCA Acquisition Agreement and with applicable Requirements of Law.

         3.17 Ownership of Property; Liens.

         (a) The Borrower and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) Schedule 3.17 sets forth a complete and accurate list of all Liens on the property or assets of the Borrower and each of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of the Borrower or such Subsidiary subject thereto. The property of the Borrower and each of its Subsidiaries is subject to no Liens, other than Permitted Liens.

3.18 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

         3.19 Disclosure. The Borrower has disclosed to the Bank all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Bank in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         3.20 Embargoed Persons Act. After giving effect to any of the transactions contemplated herein, (i) none of the funds or other assets of any Loan Party, any Affiliate of any Loan Party or the holder of any Capital Stock in any Loan Party or in any such Affiliate constitute property of, or are beneficially owned, directly or indirectly, by any Person (an "Embargoed Person") subject to trade restrictions under United States law, including the International Emergency Economic Powers Act, 50 U.S.C. ss.ss. 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder, with the result that any investment in any Loan Party, in any Affiliate of any Loan Party or in any holder of any Equity Interest in any Loan Party or in any such Affiliate (whether made or held directly or indirectly) is prohibited by law, or that any portion of the Loan is or would be in violation of law; (ii) no Embargoed Person has any interest of any nature whatsoever (whether direct or indirect) in any Loan Party, in any Affiliate of any Loan Party or in any holder of any Capital Stock in any Loan Party or in any such Affiliate, with the result that any investment in any Loan Party, in any Affiliate of any Loan Party or in any holder of any Capital Stock in any Loan Party or in any such Affiliate (whether made or held directly or indirectly) is prohibited by law, or that any portion of the Loan is or would be in violation of law; and (iii) none of the assets of any Loan Party, of any Affiliate of any Loan Party or of any holder of any Capital Stock in any Loan Party or in any such Affiliate has been derived from any unlawful activity, with the result that an investment in any of them (whether made or held directly or indirectly) is prohibited by law, or that any portion of the Loans is or would be in violation of law.

         3.21 Accuracy of Borrowing Base. At the time any Borrowing Base Certificate is delivered pursuant to this Agreement, each Account included in the calculation of the Borrowing Base is an Eligible Accounts Receivable.

         3.22 Schedules; Perfection Certificate. All of the information which is required to be scheduled to this Agreement is correct and accurate in all respects. All of the information set forth in each Perfection Certificate is correct and accurate in all respects.

         3.23 Subsidiaries. Schedule 3.23 sets forth a list of (a) all the Subsidiaries of the Borrower and their respective jurisdictions of organization as of the Effective Date, (b) the number of each class of its Capital Stock authorized, and the number outstanding, on the Effective Date, and (c) the holder or holders of such Capital Stock. All Capital Stock of each Subsidiary of the Borrower are duly and validly issued and are fully paid and non-assessable.

         3.24 ERISA Compliance.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws, statutes, rules and regulations. Each Plan that is intended to qualify under
Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         3.25 Existing Management Agreements. Schedule 3.25 sets forth a true and accurate list of all Management Agreements to which the Borrower or any of its Subsidiaries is a party as of the Effective Date (as each may be amended, amended and restated, supplemented or otherwise modified from time to time hereafter, the "Existing Management Agreement"). As of the Effective Date, each Existing Management Agreement is in full force and effect and none of the parties thereto is in breach of or in default under such Existing Management Agreement.

         3.26 Patriot Act. Each of the Loan Parties, each Affiliate or any of them and each holder of an Equity Interest in any Company or any such Affiliate, is: (i) not a "blocked" person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (the "Blocked Person Annex"); (ii) in full compliance with the requirements of the USA Patriot Act 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices, related to the subject matter of the Patriot Act, and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury ("OFAC"); (iii) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Act and available to the Bank for the Bank's review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation or possible violation of the Patriot Act; (v) not listed as a Specially Designated Terrorist (as defined in the Patriot Act) or as a "blocked" person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act;
(vi) not a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vii) not owned or controlled by or now acting and or will in the future act for or on behalf of any Person named in the Blocked Person Annex or any other list promulgated under the Patriot Act or any other Person who has been determined to be subject to the prohibitions contained in the Patriot Act.

                        ARTICLE 4. CONDITIONS PRECEDENT.

         4.1 Conditions to Effectiveness of Second Amended and Restated Loan Agreement. The obligation of the Bank to make the initial Credit Extension to the Borrower hereunder is subject to the satisfaction of the following conditions precedent:

         (a) Agreement and Notes. The Bank shall have received this Agreement, the Revolving Credit Note and the New Term Note duly executed and delivered by the Borrower.

         (b) Other Loan Documents. The Bank shall have received the following:

                  (i) the Amended and Restated Borrower Pledge Agreement,  dated as of the Effective Date, by the Borrower in favor of the Bank, substantially in the form of Exhibit E attached hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Borrower Pledge Agreement").

                  (ii) the  Acquisition  Sub Pledge  Agreement,  dated as of the
             Effective Date, by Acquisition Sub in favor of the Bank, substantially in the form of Exhibit F attached hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Acquisition Sub Pledge Agreement").

                  (iii) the VCA Pledge Agreement, dated as of the Effective Date, by VCA in favor of the Bank, substantially in the form of Exhibit G attached hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "VCA Pledge Agreement").

                  (iv) the  Amended and  Restated  Continuing  General  Security
             Agreement, dated as of the Effective Date, by the Borrower in favor of the Bank, substantially in the form of Exhibit H attached hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Borrower Security Agreement").

                  (v) the  Amended  and  Restated  Continuing  General  Security
             Agreement, dated as of the Effective Date, by RPI in favor of the Bank, substantially in the form of Exhibit I attached hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "RPI Security Agreement").

                  (vi) the Continuing  General Security  Agreement,  dated as of the Effective Date, by Acquisition Sub in favor of the Bank, substantially in the form of Exhibit J attached hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Acquisition Sub Security Agreement").

                  (vii) the Continuing General Security  Agreement,  dated as of the Effective Date, by VCA in favor of the Bank, substantially in the form of Exhibit K attached hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "VCA Security Agreement").

                  (viii) the Continuing General Security Agreement,  dated as of the Effective Date, by FPI in favor of the Bank, substantially in the form of Exhibit L attached hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "FPI Security Agreement").

                  (ix) the Continuing  General Security  Agreement,  dated as of the Effective Date, by MPI in favor of the Bank, substantially in the form of Exhibit M attached hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "MPI Security Agreement").

                  (x) the Amended and Restated Guarantee, dated as of the Effective Date by RPI in favor of the Bank, substantially in the form of Exhibit N attached hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "RPI Guaranty Agreement").

                  (xi) the Guarantee, dated as of the Effective Date, by Acquisition Sub in favor of the Bank, substantially in the form of Exhibit O attached hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Acquisition Sub Guaranty Agreement").

                  (xii) the Guarantee, dated as of the Effective Date, by VCA in favor of the Bank, substantially in the form of Exhibit P attached hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "VCA Guaranty Agreement").

                  (xiii) the Guarantee,  dated as of the Effective  Date, by FPI in favor of the Bank, substantially in the form of Exhibit Q attached hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "FPI Guaranty Agreement").

                  (xiv) the Guarantee, dated as of the Effective Date, by MPI in favor of the Bank, substantially in the form of Exhibit R attached hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "MPI Guaranty Agreement").

                  (xv) the Trademark Security Agreement, dated as of the Effective Date, by the Borrower in favor of the Bank, substantially in the form of Exhibit S attached hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Borrower Trademark Agreement").

                  (xvi) the Trademark Security Agreement, dated as of the Effective Date, by VCA in favor of the Bank, substantially in the form of Exhibit T attached hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "VCA Trademark Agreement").

                  (xvii) the Copyright Security Agreement, dated as of the Effective Date, by the Borrower in favor of the Bank, substantially in the form of Exhibit U attached hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Borrower Copyright Agreement").

                  (xviii) the Initial Perfection Certificate,  duly executed and delivered by the parties thereto.

         (c) Notice of Borrowing. The Bank shall have received a notice of borrowing for the borrowing of the New Term Loan and any Revolving Credit Loans, in accordance with Section 2.8 and Section 2.3, respectively.

         (d) Borrowing Base Certificate. The Bank shall have received and satisfactorily reviewed a Borrowing Base Certificate as set forth in Section 5.2(c) if any Revolving Credit Loans are to be borrowed on the Effective Date.

         (e) Opinions. The following opinions, each of which shall be reasonably satisfactory to the Bank in form and substance and dated the date of the initial extension of credit hereunder:

                  (i) an  opinion  of Dorsey  Whitney,  special  counsel  to the
             Borrower and the Guarantors; and

                  (ii) an opinion of Claude E. White, Vice President and General
             Counsel, as in-house counsel to the Borrower and the Guarantors.

         (f)  Certificates   and  Resolutions.   The  Bank  shall  received  the
following:

                  (i) a certificate of a Responsible  Officer of each Loan Party dated the Effective Date, certifying as to the following: (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, incorporation or formation, as the case may be; (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or similar governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i)); and

                  (ii) a certificate  as to the good standing of each Loan Party as of
                  a recent date, from such Secretary of State (or other applicable Governmental Authority).

         (g) Personal Property Requirements. The Bank shall have received:

                       (A) all certificates, agreements or instruments representing or evidencing the Collateral constituting Capital Stock accompanied by instruments of transfer and stock powers undated and endorsed in blank;

                       (B) all other certificates, agreements, including control
                  agreements, or instruments necessary to perfect the Bank's security interest in all Accounts, chattel paper, all instruments, all deposit accounts and all investment property of each Loan Party (to the extent required by the applicable Security Agreements);

                       (C) UCC  financing  statements  in  appropriate  form for
                  filing under the UCC, filings with patent, trademark and copyright offices and such other documents under applicable law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Bank, desirable to perfect the Liens created, or purported to be created, by the Security Agreements; and

                       (D) certified copies of Uniform  Commercial Code, patent,
                  trademark and copyright offices, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any property of any Loan Party is located and the state and county jurisdictions in which any Loan Party is organized and such other searches that the Bank deems necessary or appropriate, none of which encumbers the Collateral covered or intended to be covered by the Security Agreements (other than Permitted Liens).

         (h) Financial Statements and Projections. The Bank shall have received the following, together with a certificate of a Responsible Officer of the Borrower (and the Bank shall be satisfied with the form and substance thereof (in its sole discretion)):

                  (i) the financial statements identified in Section 3.1;

                  (ii) the  audited  consolidated  balance  sheet of VCA and its
             Subsidiaries (before giving effect to the VCA Acquisition) for the fiscal year ended December 31, 2006, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of VCA and its Subsidiaries (before giving effect to the VCA Acquisition), including the notes thereto; and

                  (iii) projected  consolidated financial statements of Borrower and its Subsidiaries (after giving effect to the VCA Acquisition) certified by the chief financial officer or the chief operating officer of Borrower for the fiscal years 2007 through 2009 (the "Projections"), which Projections shall reflect the forecasted consolidated financial conditions and income and expenses of Borrower and its Subsidiaries both before and after giving effect to the Transactions and the related financing thereof and the other transactions contemplated hereby.

         (i) Closing Certificate. The Bank shall have received a certificate of a Responsible Officer of the Borrower dated the Effective Date, certifying as to the following:

                  (i) to the effect set forth in Sections 4.2(a) and 4.2(b);

                  (ii) to the effect that all conditions precedent to the making of any Credit Extension to be effected on the Effective Date have been satisfied;

                  (iii) Consolidated  EBITDA as of December 31, 2006 (determined on a Pro Forma  Basis for the four fiscal  quarters  ending on such date) is not less than $12.4 million (including in such certificate a computation of such Consolidated EBITDA, including supporting detail of such computation);

                  (iv) the Consolidated  Leverage Ratio as of the Effective Date
             (calculated on a Pro Forma Basis to give effect to the Transactions) is equal to or less than 2.26 to 1.0 (including in such certificate a computation of such Consolidated Leverage Ratio, including supporting detail of such computation);

                  (v) all  Existing  Management  Agreements,  together  with all amendments thereto and such agreements are in full force and effect; and

                  (vi) that  attached to such  certificate  are true and correct copies of the VCA Acquisition Agreement, together with all amendments thereto and such agreement is in full force and effect on the Effective Date.

         (j) Consents. All governmental and third-party consents and approvals necessary in connection with each aspect of the Transactions and the other transactions contemplated by the Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Bank) and shall remain in effect; all applicable waiting periods shall have expired or been terminated or waived without any adverse action being taken by any authority having jurisdiction; and no law or regulation shall be applicable in the judgment of the Bank that restrains, prevents or imposes material adverse conditions on the Borrower or any of its Subsidiaries (after giving effect to the VCA Acquisition) or upon any aspect of the Transactions or any other transactions contemplated by the Loan Documents. If requested by the Bank, the Bank shall have received such consents and approvals referred to in the immediately preceding sentence.

         (k) Compliance. The intended use of the proceeds of the Loans shall be in full compliance with all applicable laws, including, without limitation, Regulation U of the FRB.

         (l) Litigation. There shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or the ability of the parties to consummate the financings contemplated hereby or the other Transactions.

         (m) No Material Adverse Change or Effect.

                  (i) There shall not have  occurred a material  adverse  change since May 31, 2007 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries (before giving effect to the VCA Acquisition) taken as a whole or in the facts and information regarding such Persons as represented to the date hereof.

                  (ii) There shall not have occurred a material  adverse  change since May 31, 2007 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of VCA or any of its Subsidiaries (before giving effect to the VCA Acquisition) taken as a whole or in the facts and information regarding such Persons as represented to the date hereof.

                  (iii) There has been no change, occurrence or development since May 31, 2007 that could reasonably be expected to have a Material Adverse Effect.

         (n) Consummation of Transactions.

                  (i) The Transactions and the consummation  thereof shall be in compliance in all material respects with all Requirements of Law and all applicable regulatory approvals. After giving effect to the Transactions, there shall be no conflict with, or default under, any material contractual obligation of Borrower and its Subsidiaries (including any such material Contractual Obligations
             (A) acquired pursuant to the VCA Acquisition and (B) entered into pursuant to the Transactions) (except as the Bank shall otherwise agree).

                  (ii) The VCA Acquisition shall have been (or shall be contemporaneously with or immediately following the making of the initial Loans hereunder) consummated in a manner consistent with the VCA Acquisition Agreement, unless otherwise consented to by Bank (such consent not to be unreasonably withheld or delayed). Any documentation executed and delivered in connection with the VCA Acquisition Agreement not delivered to Bank on or prior to the date hereof shall be reasonably satisfactory in form and substance to the Bank. All conditions precedent to the consummation of the VCA Acquisition, as set forth in the VCA Acquisition Agreement, shall have been satisfied in all material respects, and not otherwise waived in any material respect except, in each case, with the consent of the Bank (such consent not to be unreasonably withheld or delayed), to the satisfaction of the Bank.

         (o) Due Diligence.

                  (i) The Bank shall be  satisfied  with (A) the  corporate  and legal structure and capitalization of the Borrower and its Subsidiaries (after giving effect to the VCA Acquisition), including, without limitation, the Organizational Documents of the Loan Parties and each agreement or instrument relating thereto, and
             (B) all Indebtedness of the Borrower and its Subsidiaries (after giving effect to the VCA Acquisition), including without all intercompany interestedness, that are to remain outstanding following the Effective Date.

                  (ii) The Bank shall have completed a due diligence investigation of the Borrower and its Subsidiaries (after giving effect to the VCA Acquisitions) in scope, and with results, satisfactory to the Bank. All of the information made available to the Bank prior to the date of the Commitment Letter shall be complete and correct in all material respects; and no changes or developments shall have occurred, and no new or additional information shall have been received or discovered by the Bank regarding the Borrower and its Subsidiaries (after giving effect to the VCA Acquisitions) or the Transactions after the date of the Commitment Letter that (A) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or
             (B) purports to adversely affect the credit facilities established hereunder or any other respect of the Transaction.

         (p) Solvency. The Bank shall have received a certificate in a form reasonably satisfactory to the Bank from the chief financial officer of the Borrower with respect to the Solvency of the Borrower and its Subsidiaries, taken as a whole, immediately after giving effect to the consummation of the Transactions.

         (q) Refinancing. The Borrower shall have effected (or will, on the Effective Date, effect) the repayment in full of all obligations and indebtedness of VCA and its Subsidiaries in respect of the CapitalSource Credit Facility, including, without limitation, the termination of all outstanding commitments in effect under the CapitalSource Credit Facility, on terms and conditions and pursuant to documentation reasonably satisfactory to the Bank. All Liens and Guarantees in respect of such obligations shall have been terminated and released (or will, on the Effective Date, be terminated and released) and the Bank shall have received (or will, on the Effective Date, receive) evidence thereof reasonably satisfactory to the Bank and a "pay-off" letter or letters reasonably satisfactory to the Bank with respect to such obligations and indebtedness and such Uniform Commercial Code termination statements, releases and other instruments, in each case in proper form for recording or filing, as the Bank shall have reasonably requested to release and terminate of record the Liens securing such obligations and indebtedness (or arrangements for such release and termination reasonably satisfactory to the Bank shall have been made). All of the foregoing in this clause shall be referred to as the "Refinancings".

         (r) Fees and Expenses. The Borrower shall have paid to the Bank (a) all of the Bank's out of pocket costs and expenses, including without limitation examination fees, search fees, filing fees and legal fees and expenses, and (b) all fees required to be paid to the Bank on or before the Effective Date shall have been paid.

         (s) Examinations.

                  (i) The Bank shall have conducted a field exam of the Borrower, the Borrower's Subsidiaries, VCA and VCA's Subsidiaries, and the findings of such field exam shall be satisfactory to the Bank.

                  (ii) The Bank shall have conducted an examination of the books and records of the Network Sites (subject to applicable laws and regulations relating to patient confidentiality), at the Borrower's sole expense, by an examiner satisfactory to the Bank and such examination shall be in form and substance satisfactory to the Bank.

                  (iii) The Bank  shall  have  received,  in form and  substance reasonably satisfactory to it, all asset appraisals, field audit, third party MIS reports, reports and audits prepared by the Borrower or any advisor engaged by the Borrower with respect to the Borrower and its Subsidiaries (after giving effect to the VCA Acquisition) and such other reports, audits or certifications as the Bank may reasonably request.

         (t) USA Patriot Act. The Bank shall have received, sufficiently in advance of the Effective Date, all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation, the Patriot Act, including, without limitation, the information described in Section 10.21.

         (u) Additional Matters. All other documents and legal matters in connection with the Transactions and the other contemplated by the Loan Documents shall be reasonably satisfactory in form and substance to the Bank and its counsel.

         4.2 Conditions to All Extensions of Credit. The obligation of the Bank to make any Credit Extension (including the initial Loans) (other than notice requesting only a conversion of Loans to the other Type, or a continuation of LIBOR Loans) to be made by it hereunder is subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties. Each of the representations and warranties made by the Borrower herein, made by each Loan Party in each of the other Loan Documents to which it is a party and made by any Loan Party in any document or financial or other written statement furnished at any time hereunder or in connection herewith, shall be correct on and as of the date of such Credit Extension as if made on and as of such date (except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct as of such date of such earlier date).

         (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on the date such Credit Extension is to be made or after giving effect to such Credit Extension to be made on such date.

         (c) Compliance with Borrowing Base. As to Revolving Credit Loans and Letters of Credit only, after taking into account the Revolving Credit Loan and/or Letter of Credit to be made, all the Revolving Credit Exposure (giving immediate effect to the requested Revolving Credit Loan and/or LC Extension as the case may be), shall not exceed the Borrowing Base.

         Each request for a Credit Extension by the Borrower shall constitute a representation and warranty by the Borrower as of the date of each such Credit Extension that the conditions in clauses (a), (b), and, in the case of a Credit Extension for Revolving Credit Loans, (c) of this Section have been satisfied.

                       ARTICLE 5. AFFIRMATIVE COVENANTS.

         The Borrower hereby agrees that, so long as any Commitment remains in effect, any Loan, any Note or any Letter of Credit remains outstanding and unpaid, or any other Obligation shall remain unpaid or unsatisfied, the Borrower will and will cause each of its Subsidiaries as applicable to:

         5.1 Corporate Existence and Qualification.

         (a) Preserve and maintain and keep in full force and effect its existence as a corporation, partnership or limited liability company, as the case may be, and good standing in the jurisdiction of its incorporation, organization or formation, as the case may be.

         (b) Take the necessary steps to preserve its right to conduct business in all states in which the nature of its business requires qualification to do business, except where the failure so to qualify could not reasonably by expected to have a Material Adverse Effect.

         5.2    Financial     Information    and    Compliance     Certificates.

         (a) Furnish to the Bank:

                  (i) within 90 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2007, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at such last day of the fiscal year and consolidated and consolidating statements of income and retained earnings and cash flows for such fiscal year all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, and prepared in accordance with GAAP consistently applied and certified without qualification by a firm of independent certified public accountants reasonably satisfactory to the Bank;

                  (ii) within 45 days after the end of each fiscal quarter of the Borrower, beginning with the fiscal quarter ending September 30, 2007, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at such last day of such fiscal quarter and the consolidated and consolidating statements of income and retained earnings and cash flows for such fiscal quarter, all in reasonable detail and setting forth in comparative form the figures for the comparable quarter for the previous fiscal year, certified by a Responsible Officer of the Borrower, internally prepared by the Borrower and satisfactory to the Bank, all prepared in accordance with GAAP; and

                  (iii) within 30 days after the close of each fiscal month consolidated balance sheets, statements of income and retained earnings and cash flows of the Borrower and its Subsidiaries as of the last day of and for such month and for the period of the fiscal year ended as of the close of the particular month, all such monthly statements to be in reasonable detail, and certified by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP (exclusive of footnotes and subject to year-end adjustments).

         (b) Within 45 days after the close of each fiscal quarter, deliver a certificate of a Responsible Officer of the Borrower evidencing a computation of compliance with the provisions of and financial covenants contained in Article 6 (each including supporting detail of each applicable calculation) and stating that in each case except as disclosed in such certificate, the person making such certificate has no knowledge of any Default or Event of Default.

         (c) Within 30 days after the last day of each month, deliver to the Bank an accounts receivable agings report accompanied by a Borrowing Base Certificate indicating a computation of the Borrowing Base and executed by a Responsible Officer of the Borrower, covering the period ending the last day of the immediately preceding month.

         (d) Within 90 days following the Effective Date, deliver to the Bank an appraisal performed by an independent third party and any supporting documentation for the calculation of goodwill associated with the VCA Acquisition.

         (e) Promptly after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and promptly after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, any Governmental Authority, agency, commission, board or bureau.

         (f) Keep its books of account in accordance with good accounting practices.

         (g) The Borrower will at all times and from time to time permit the Bank by or through any of its officers, agents, employees, attorneys or accountants to inspect and make extracts from such Borrower's books and records at each Network Site (subject to applicable laws and regulations relating to patient confidentiality).

         (h) Promptly upon the Bank's request, furnish to the Bank such other data, books, records, statements, list of property and accounts, budgets, information, forecasts or reports as to the Borrower and as to each Subsidiary or any of its properties as the Bank may request from time to time.

         5.3 Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or any of its Subsidiaries operates and naming the Bank as an additional insured or loss payee (as appropriate) thereon as its interest may appear.

         5.4 Preservation of Properties; Compliance with Law. Maintain and preserve all of its properties which are used or which are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and comply in all material respects with all Requirements of Law .

         5.5 Taxes. Duly pay and discharge all taxes or other claims which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor.

5.6 Maintain Operating Accounts. Maintain all of its primary operating accounts with the Bank, unless the Borrower shall have provided evidence reasonably satisfactory to the Bank that for geographical purposes or in order to comply with applicable Requirements of Law such accounts are required to be maintained elsewhere. It is understood and agreed that, with respect to the operating accounts of VCA and its Subsidiaries, to the extent that any of such accounts are not maintained with the Bank on or prior to the Effective Date, the Borrower shall promptly after the Effective Date close such accounts and establish and maintain primary operating accounts for VCA and (if necessary) its Subsidiaries with the Bank.

         5.7 Notices. Promptly notify the Bank in writing:

         (a) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

         (b) within five days of any officer of the Borrower obtaining knowledge of any
Default, if such Default is then continuing, Borrower shall furnish to the Bank a certificate of the chief financial or accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto

         (c) of any breach or non-performance of, or any default under, a material Contractual Obligation of any Specified Person;

         (d) of any dispute, litigation, investigation, proceeding or suspension between any Specified Person and any Governmental Authority;

         (e) of the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any other Specified Person, including pursuant to any applicable Environmental Laws;

         (f) of the occurrence of any ERISA Event; and

         (g) in the event any Specified Person receives any notice that any such Specified Person, or any Affiliate of any such Specified Person or any of them), or any officer or director or holder of any Capital Stock therein, becomes listed on the Blocked Person Annex or any other list promulgated under the Patriot Act or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering.

         5.8 Indemnity (Environmental Matters). Indemnify the Bank against any liability, loss, cost, damage, or expense (including, without limitation, reasonable attorneys' fees) arising from (i) the imposition or recording of a lien by any local, state, or federal government or governmental agency or authority pursuant to any Cleanup Laws; (ii) claims of any private parties regarding violations of Cleanup Laws; and (iii) costs and expenses (including, without limitation, reasonable attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by any Specified Person or the Bank in connection with compliance by any Specified Person or the Bank with any Environmental Laws or any statute, regulation or order issued pursuant to any Cleanup Laws by any local, state or federal government or governmental agency or authority.

         5.9 Visitation and Examination of Books and Records. Permit the Bank or its representatives and independent contractors to visit and inspect to any of the Borrower's or its Subsidiaries' or Network Site its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to applicable laws and regulations relating to patient confidentiality), all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Bank (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice

         5.10 Material Subsidiaries. Cause each direct and indirect Subsidiary of the
Borrower to become a Guarantor (unless the Bank has provided written notice to the Borrower that such Subsidiary is not, in the Bank's sole discretion, a "material" Subsidiary of the Borrower) and take any action as shall be necessary to Guarantee the Obligations pursuant to a Guaranty Agreement in form and substance reasonably and grant to the Bank a first priority perfected security interest in all the issued and outstanding Capital Stock and all the personal property and fixtures of each such Subsidiary, subject to Permitted Liens, and to execute and deliver such pledge agreement, security agreement, documents, instrument and other agreements as the Bank shall reasonably request.

         5.11 Management Agreements. Cause each Practice Group that enters into a Management Agreement with the Borrower or a Guarantor to execute and deliver to the Bank a security agreement, substantially in the form of Exhibit D and reasonably satisfactory to the Bank, and the Bank shall have received an opinion of counsel to the Borrower and such Practice Group with respect to such Practice Group's security agreement ,and such resolutions, certificates and other instruments, in each case as the Bank shall reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Bank.

         5.12 Use of Proceeds. Use the proceeds of the Credit Extensions in accordance with Section 2.12 and not in contravention of any law, rule or statute or of any Loan Document.

         5.13 Contractual Obligations. Perform and observe all the terms and provisions of each material Contractual Obligation to be performed or observed by it, maintain each such material Contractual Obligation in full force and effect, enforce each such material Contractual Obligation in accordance with its terms.

         5.14 Further Assurances. Promptly upon request by the Bank, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Bank may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Loan Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Loan Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Bank the rights granted or now or hereafter intended to be granted to the Bank under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

         5.15 Interest Rate Protection. No later than the 30th day after the Effective Date, Borrower shall enter into, and for a minimum of three years thereafter maintain, interest rate Swap Contract with terms and conditions reasonable acceptable to the Bank that result in at least 50% of the aggregate principal amount of all funded Indebtedness of the Borrower and its Subsidiaries (other than Revolving Credit Loans) being effectively subject to a fixed or maximum interest rate reasonable acceptable to the Bank.

         5.16 Post-Closing  Requirement.  Notwithstanding  anything set forth in
Section 4.1 to the contrary, the Borrower shall complete the tasks set forth below, in each case within the time limits specified below:

         (a) Within 90 days following the Effective Date, with respect to each Existing IntegraMed PA Security Agreement, (i) deliver to the Bank an amendment and restatement of such Existing IntegraMed PA Security Agreement, in such form and substance reasonably satisfactory to the Bank, duly executed and delivered by the Limited Grantor party thereto and (ii) deliver such opinions, certificates, financing statements and other instruments with respect to such amendment and restatement and such Limited Grantor that otherwise would have been required to be delivered pursuant to Sections 4.1(e), 4.1(f) and 4.1(g) to be delivered on the Effective Date, and all in form and substance reasonably satisfactory to the Bank.

         (b) Within 90 days following the Effective Date, with respect to each of Seattle Reproductive Medicine, Inc. and Reproductive Endocrine Associates of Charlotte, P.C., (i) deliver to the Bank a security agreement substantially in the form of Exhibit D and reasonably satisfactory to the Bank, and duly executed and delivered by such Person and (ii) deliver such opinions, certificates, financing statements and other instruments with respect to such security agreement and such Person that otherwise would have been required to be delivered pursuant to Sections 4.1(e), 4.1(f) and 4.1(g) to be delivered on the Effective Date, and all in form and substance reasonably satisfactory to the Bank.

         (c) Within 60 days following the Effective Date, with respect to each VCA Initial Practice Group, (i) deliver to the Bank a security agreement substantially in the form of Exhibit D and reasonably satisfactory to the Bank, and duly executed and delivered by such VCA Initial Practice Group and (ii) deliver such opinions, certificates, financing statements and other instruments with respect to such security agreement and such VCA Initial Practice Group that otherwise would have been required to be delivered pursuant to Sections 4.1(e), 4.1(f) and 4.1(g) to be delivered on the Effective Date, and all in form and substance reasonably satisfactory to the Bank.

         (d) By no later than October 15, 2007, deliver to the Bank the financial statements of VCA and its Subsidiaries for fiscal years 2004 and 2005.

         (e) Within 90 days following the Effective Date, deliver to the Bank the appraisals and supporting documentation for the goodwill calculation associated with the VCA Acquisition, all of which shall be in form and substance reasonably satisfactory to the Bank.

         (f) With 45 days following the Effective Date, deliver evidence reasonably satisfactory to the Bank that the Lien granted to CapitalSource Funding LLC as agent under the CapitalSource Credit Facility pursuant to a Collateral Assignment of Life Insurance Policy, dated as of October 4, 2006 (as amended) in the key-man life insurance policy obtained by VCA covering the life of Kush A. Agarwal, has been terminated and released.

                        ARTICLE 6. FINANCIAL COVENANTS.

         The Borrower hereby agrees that, so long as any Commitment remains in effect, any Loan, any Note or any Letter of Credit remains outstanding and unpaid, or any other Obligation shall remain unpaid or unsatisfied, the Borrower will:

         (a) Minimum Liquidity: At all times, maintain Unencumbered Liquid Assets in an aggregate amount of not less than $10.0 million.

         (b) Maximum Consolidated Senior Leverage Ratio: Not permit the Consolidated Senior Leverage Ratio as of the last day of a fiscal quarter of the Borrower set forth in the table below to exceed the ratio set forth opposite such fiscal quarter in the table below:

    ----------------------------------------------------------------------------- -----------------
    Fiscal Quarter Ending:                                                        Ratio
    ----------------------------------------------------------------------------- -----------------
    September 30, 2007                                                            2.75 to 1.00
    ----------------------------------------------------------------------------- -----------------
    December 31, 2007                                                             2.50 to 1.00
    ----------------------------------------------------------------------------- -----------------
    March 31, 2008                                                                2.50 to 1.00
    ----------------------------------------------------------------------------- -----------------
    June 30, 2008                                                                 2.50 to 1.00
    ----------------------------------------------------------------------------- -----------------
    September 30, 2008                                                            2.50 to 1.00
    ----------------------------------------------------------------------------- -----------------
    December 31, 2008                                                             2.25 to 1.00
    ----------------------------------------------------------------------------- -----------------
    March 31, 2009                                                                2.25 to 1.00
    ----------------------------------------------------------------------------- -----------------
    June 30, 2009                                                                 2.25 to 1.00
    ----------------------------------------------------------------------------- -----------------
    September 30, 2009                                                            2.25 to 1.00
    ----------------------------------------------------------------------------- -----------------
    December 31, 2009 and each fiscal quarter of the Borrower thereafter          2.00 to 1.00
    ----------------------------------------------------------------------------- -----------------

         (c) Fixed Charge Coverage Ratio: Not permit the Fixed Charge Coverage Ratio as of the last day of a fiscal quarter of the Borrower to be less than
1.20 to 1.00.

         (d) Minimum Consolidated EBITDA: Maintain a minimum Consolidated EBITDA as of the last day of a fiscal quarter of the Borrower set forth in the table below of at least the amount set forth opposite such fiscal quarter in the table below:

    ----------------------------------------------------------------------------- ------------------
    Fiscal Quarter Ending:                                                        Amount
    ----------------------------------------------------------------------------- ------------------
    ----------------------------------------------------------------------------- ------------------
    December 31, 2007                                                             $9,361,600.00
    ----------------------------------------------------------------------------- ------------------
    ----------------------------------------------------------------------------- ------------------
    March 31, 2008                                                                $10,097,200.00
    ----------------------------------------------------------------------------- ------------------
    ----------------------------------------------------------------------------- ------------------
    June 30, 2008                                                                 $10,832,800.00
    ----------------------------------------------------------------------------- ------------------
    ----------------------------------------------------------------------------- ------------------
    September 30, 2008                                                            $11,568,400.00
    ----------------------------------------------------------------------------- ------------------
    ----------------------------------------------------------------------------- ------------------
    December 31, 2008                                                             $12,304,000.00
    ----------------------------------------------------------------------------- ------------------
    ----------------------------------------------------------------------------- ------------------
    March 31, 2009                                                                $13,193,000.00
    ----------------------------------------------------------------------------- ------------------
    ----------------------------------------------------------------------------- ------------------
    June 30, 2009                                                                 $14,082,000.00
    ----------------------------------------------------------------------------- ------------------
    ----------------------------------------------------------------------------- ------------------
    September 30, 2009                                                            $14,971,000.00
    ----------------------------------------------------------------------------- ------------------
    ----------------------------------------------------------------------------- ------------------
    December 31, 2009 and each fiscal quarter of the Borrower thereafter          $15,860,000.00
    ----------------------------------------------------------------------------- ------------------


         (e) Calculation. Solely for purposes of determining or calculating Unencumbered Liquid Assets, the Consolidated Senior Leverage Ratio, the Consolidated Leverage Ratio, the Fixed Charge Coverage Ratio and Consolidated EBITDA, a Limited Grantor that is not a Subsidiary of the Borrower shall be included in such calculation or determination if and only the extent that the Borrower and/or VCA consolidates the results of such Limited Grantor in its financial statements in accordance with GAAP.

                         ARTICLE 7. NEGATIVE COVENANTS.

         The Borrower hereby agrees that, so long as any Commitment remains in effect, any Loan, any Note or any Letter of Credit remains outstanding and unpaid, or any other Obligation shall remain unpaid or unsatisfied, the Borrower not, nor will it permit any of its Subsidiaries to:

         7.1 Indebtedness. Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, except that the following shall be permitted:

         (a)  Indebtedness   under  the  Loan  Documents  and  under  any  other
Indebtedness owing to the Bank in its discretion;

         (b) Indebtedness outstanding on the date hereof and listed on Schedule 7.1, which Indebtedness shall not be renewed, extended, refinanced or optionally prepaid;

         (c) Indebtedness in respect of Capitalized Lease Obligations and Purchase Money Obligations for fixed or capital assets in the ordinary course of business within the limitations set forth in Section 7.4(i), and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided, however, that the aggregate amount of all such Indebtedness permitted pursuant to this Section 7.1(c) shall not exceed $2.0 million at any one time outstanding;

         (d) Indebtedness constituting Guarantees permitted pursuant to Section 7.5;

         (e) (A) Indebtedness under interest rate Swap Contracts entered into in compliance with Section 5.15; and (B) Indebtedness under any other interest rate Swap Contracts, provided that (1) such interest rate Swap Contract relate to payment obligations on any Loans made hereunder and the counterparty is with a party reasonably acceptable to the Bank and the terms shall be reasonably acceptable to the Bank, and (2) the notional principal amount of such interest rate Swap Contracts at the time incurred does not exceed the principal amount of the Indebtedness to which such interest rate Swap Contract relate; and

         (f) the Borrower may make the "Earn-Out Payment" (as defined in the VCA Acquisition Agreement as in effect on the date hereof), if any, pursuant to and in accordance with the VCA Acquisition Agreement.

         7.2 Mergers, Acquisitions and Sales of Assets. Enter into any merger or consolidation or liquidate, windup or dissolve itself or Dispose of all or any substantial part of its assets or properties or make any Acquisition or enter into any Management Agreement, except that the following shall be permitted:

         (a) the Borrower may make any Permitted Acquisition;

         (b) (A) any Subsidiary of the Borrower may merge or consolidate with or into any other Subsidiary of the Borrower, provided, that, if any Subsidiary party to such transaction is a wholly-owned Subsidiary of the Borrower, the surviving or continuing Person of such transaction is a wholly-owned Subsidiary of the Borrower; provided, further, that, if any Subsidiary party to such transaction is a Guarantor, the surviving or continuing Person of such transaction is a Guarantor; and (B) any wholly-owned Subsidiary of the Borrower may merge or consolidate with or into the Borrower, provided that the Borrower is the surviving or continuing Person of such transaction;

         (c) the Existing Management Agreements and any other Management Agreement entered into in connection with a Permitted Acquisition; and

         (d) Acquisition Sub may merge with and into VCA in connection with the VCA Acquisition so long as VCA is the surviving or continuing Person and a Guarantor.

         7.3 Investments. Make or hold any Investments, except that the following shall be permitted: -----------

         (a) Investments held by the Borrower and its Subsidiaries in the form of Cash Equivalents;

         (b)  Investments  outstanding  on the Effective  Date and identified on
Schedule 7.3;

         (c) (A) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof and identified on
Schedule 7.3, (B) additional Investments by the Borrower and any ------------- Guarantor in any other Guarantor and (C) additional Investments by any Subsidiary of the Borrower that is not a Guarantor in any other Subsidiary of the Borrower that is not a Guarantor; provided, however, -------- ------- that, in the case of clauses (A), (B) and (C) immediately above, any intercompany loans shall (x) be evidenced by intercompany promissory notes, (y) be pledged by the Borrower or Subsidiary that is the payee thereunder to the Bank pursuant to the applicable Security Agreement and (z) be on terms (including subordination terms) acceptable to the Bank;

         (d) acquire and hold accounts receivables owing to any of them arising out of sales of inventory or the rendering of services if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

         (e) loans or advances to any Limited Grantor; provided, however, that the aggregate principal amount of all such loans and advances permitted pursuant to this Section 7.3(c) shall not exceed $1.0 million at any one time outstanding;

         (f) advances made by the Borrower to a Limited Grantor in any calendar month pursuant to the Management Agreement to which such Limited Grantor is a party, provided, that (A) the proceeds of such advances are applied to pay operating expenses incurred by such Limited Grantor in the ordinary course of business during the immediately preceding month and (B) such advances are repaid to the Borrower in accordance with the terms of such Management Agreement;

         (g) purchases of accounts receivable pursuant to Management Agreements to which the Borrower or any Guarantor is party; provided that such Management Agreement exists as of the Effective Date or is entered into in connection with a Permitted Acquisition permitted pursuant to Section 7.2;

         (h) loans or advances to officers, directors and employees in an aggregate amount at any one time outstanding not to exceed $100,000 for travel, entertainment, relocation and analogous ordinary business purposes;

         (i) Permitted Acquisitions permitted pursuant to Section 7.2;

         (j) Guarantees permitted pursuant to Section 7.5;

         (k) Investments by the Borrower in Swap Contracts permitted by Section 7.1(e); and

         (l) Payroll advances to employees; provided, that (A) such advances are to be repaid through payroll deduction and (B) the aggregate amount of all such advances permitted pursuant to this Section 7.3(k) shall not exceed $100,000 at any one time outstanding.

         7.4 Liens. Incur, create, assume or suffer to exist any Lien on any properties or assets now or hereafter owned by it, except the following shall be permitted (collectively, the "Permitted Liens"):

         (a) Liens in favor of the Bank;

         (b) Liens existing on the date hereof and listed on Schedule 7.4 and any renewals or extensions thereof, provided that (A) the property covered thereby is not changed, (B) the amount secured or benefited thereby is not increased except as contemplated by Section 7.1(b), (C) the direct or any contingent obligor with respect thereto is not changed, and (D) any renewal or extension of the obligations secured or benefited thereby is permitted by
Section 7.1(b);

         (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

         (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

         (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

         (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

         (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.1(h);

         (i) Liens securing Indebtedness permitted under Section 7.1(c); provided that (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (B) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and

         (j) Leases of the properties of any Specified Person, in each case entered into in the ordinary course of such Specified Person's business so long as such Leases do not, individually or in the aggregate, (A) interfere in any material respect with the ordinary conduct of the business of any Specified Person, or (B) materially impair the use (for its intended purposes) or the value of the property subject thereto.

         7.5 Contingent Liabilities. Assume, endorse, be or become liable for or Guarantee the obligations of any Person, except that the following shall be permitted:

         (a) the endorsement of negotiable instruments for deposit or collection in the ordinary course of business; and

         (b) the Guaranty Agreements.

         7.6 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

         (a) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock of such Person; and

         (b) the Borrower may repurchase its common stock so long as (A) no Default or Event of Default shall have occurred and be continuing at the time of any such repurchase or would result therefrom, (B) the total consideration paid by the Borrower for all such purchases in the aggregate does not exceed $1.0 million, (C) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such repurchase, with the covenants set forth in Sections 6(b), 6(c) and 6(d) as of the most recently ended Test Period, as if such repurchase had occurred on the first day of such relevant Test Period and (D) Borrower has delivered to the Bank an certificate of a Responsible Officer of the Borrower to the effect set forth in clauses (A) and (D) above the Borrower is at the time of such repurchase.

         7.7 Sales of Receivables; Sale - Leasebacks. (i) Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Borrower or any of its Subsidiaries, with or without recourse, except for the purpose of collection in the ordinary course of business; or (B) sell or transfer any asset or property of any Specified Person pursuant to an arrangement to, and thereafter rent or lease such asset or property from, the purchaser thereof.

         7.8 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

         (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

         (b) Dispositions of inventory in the ordinary course of business;

         (c) Dispositions of equipment or real property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

         (d) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary of the Borrower; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

         (e) Dispositions permitted by Section 7.2; (f) Dispositions permitted by Section 7.7;

         (g) Dispositions permitted by Section 7.11;

         (h) the Borrower or any of its Subsidiaries may grant to any Limited Grantor a revocable, non-exclusive and non-assignable license to use service names, trademark names and/or logos of the Borrower or any of its Subsidiaries in accordance with the applicable Management Agreements; and

(i) the Borrower or any of its Subsidiaries may sell to a Limited Grantor any of the fixed assets utilized directly by a Limited Grantor in the operation of such Limited Grantor's medical practice or business; provided, such sale is required pursuant to, and the purchase price of such assets is determined in accordance with, the applicable Management Agreement .

         7.9 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect (A) on the date hereof and set forth on Schedule 7.9 or (B) at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause
(iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.1(c) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

         7.10 Nature of Business. Materially alter the nature of its business from those business conducted on the date of this Agreement (after giving effect to the VCA Acquisition).

         7.11 Stock of Subsidiaries. Sell or otherwise dispose of any Subsidiary (except in connection with a merger or consolidation of a Subsidiary into the Borrower or another Subsidiary to the extent permitted pursuant to Section 7.2(b)) or permit any Subsidiary to issue any additional shares of its Capital Stock.

         7.12 ERISA. (a) Terminate any Plan so as to result in any material liability to the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (the "PBGC"), (b) engage in or permit any person under its control to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended) involving any Plan which would subject a Borrower to any material tax, penalty or other liability, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan, or (d) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to the PBGC by reason of termination of any Plan.

         7.13 Accounting Changes; Fiscal Year. Make, or permit any Subsidiary to make any change in (i) its accounting policies or financial reporting practices except as required or permitted by GAAP in effect from time to time or (ii) its fiscal year.

         7.14 Transactions with Affiliates. Except for the Management Agreements and as otherwise specifically set forth in this Agreement, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction, with any Affiliate of the Borrower except in the ordinary course of business and at prices and on terms not less favorable to it than those which would have been obtained in an arm's-length transaction with a non-affiliated third party.

         7.15 Use of Proceeds. Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         7.16 Limitation of Amendments to VCA Acquisition Agreement. Neither the Borrower nor any of its Subsidiaries shall amend or modify, or permit the amendment or modification of, the VCA Acquisition Agreement, in each case except for amendments or modifications which are not in any way adverse in any material respect to the interests of the Bank.

         7.17 Limitation on Amendments to Management Agreements. Neither the Borrower nor any Subsidiary shall amend, modify or waive any term or provision of any Management Agreement or any document or instrument delivered in connection therewith in any respect or consent to any release of a party therefrom, or agree to amend, modify or waive any term or provision of any Management Agreement or any document or instrument delivered in connection therewith or waive any rights thereunder in any respect or agree to consent to any release of a party therefrom, except, in each case, for amendments, releases, waivers and/or modifications (i) made solely to correct ministerial errors, (ii) that do not materially and adversely affect the Bank or (iii) made to the extent any such amendment, release, waiver or modification is required by any applicable Governmental Authorities.

         7.18 Limitation on Amendments to Organizational Documents. Terminate, amend or modify any of its Organizational Documents or any agreement to which it is a party with respect to its Capital Stock (including any stockholders' agreement, partnership agreement and operating agreement) other than any such amendments or modifications or such new agreements which are not adverse in any material respect to the interests of the Bank.

         7.19 Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents and (b) regularly scheduled or required repayments or redemptions of Indebtedness set forth in
Section 7.1 and refinancings and refundings of such Indebtedness in compliance with Section 7.1.

         7.20 Limitation on Creation of Subsidiaries. After the Effective Date, create or acquire any Subsidiaries; provided, however, that the Borrower may create or acquire one or more Subsidiaries, so long as the Borrower and the applicable Subsidiary shall have complied with Section 5.10 and such acquisition or creation is permitted by Section 7.3.

                         ARTICLE 8. EVENTS OF DEFAULT.

         8.1 Events of Default. Upon the occurrence and during the continuance of any of the following events (each an "Event of Default"):


         (a) Borrower shall fail to pay principal of any of the Loans when due or shall fail to pay amounts necessary to reimburse the Bank for a draw under a Letter of Credit, or shall fail to pay any interest, or other amount payable hereunder within two Business Days after the same becomes due; or

         (b) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, document, instrument or financial or other written statement furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect on or as of the date made or deemed made; or

         (c) the Borrower shall fail to perform or observe any covenant or agreement (not specified in Section 8.1(a)) contained in Section 5.1(a), 5.7(b), 5.7(d), 5.7(e), 5.9 or 5.11 or Article 6 or Article 7; or

         (d) the Borrower or any Loan Party shall default in the observance or performance of any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in paragraphs (a) or (c) immediately above) on its part to be performed or observed (the "Other Provisions") and such default shall continue unremedied (i) in the case of any Other Provisions to be performed by the Borrower under this Agreement, for a period of 10 days after written notice thereof is given to the Borrower by the Bank and (ii) the case of any Other Provisions to be performed by the Borrower or any other Loan Party under any Loan Document (other than this Agreement), after the expiration of any applicable grace or cure periods; or

         (e) Any Specified Person (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

         (f) (i) Any Specified Person shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Specified Person shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Specified Person any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Specified Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall have not been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or (iv) any Specified Person shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) of this Section 8.1(f); or (v) any Specified Person shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (g)  (i)  any  Specified   Person  shall  engage  in  any   "prohibited
transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or
(d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (iv) any Plan shall terminate for purposes of Title IV of ERISA, and in each case in clauses (i) through (iv) above, such event or condition could subject the Borrower to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations or property of the Borrower; or

         (h) there is entered against any Specified Person (A) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least "A" by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (B) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, including any action taken to levy or attach on properties of any Specified Person to enforce such judgment, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

         (i) any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or the satisfaction in full of all the Obligations, shall cease to be in full force and effect (other than by reason of a transaction permitted by Section 7.2(b)); or any Loan Party (or any Person by, through or on behalf of such Loan Party), shall contest in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party shall deny that it has any or further liability or obligation under any provision of any Loan Document, or purport to revoke, terminate or rescind any provision of any Loan Document; or

         (j) any of the Liens created and granted pursuant to the Security Documents shall fail to be valid, first, perfected Liens subject to no prior or equal Lien, except as expressly permitted by this Agreement; or

         (k) a Change of Control shall occur; or

         (l) the Bank shall have determined in its reasonable discretion that there has occurred a material adverse change in the business, properties or financial condition of the Borrower; or

         (m) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Specified Person is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Specified Person is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Specified Person as a result thereof is greater than the Threshold Amount; or

         (n) the VCA Acquisition shall fail to occur within five Business Days following the Effective Date;then, in any such event, any or all of the following actions may be taken: (i) the Bank may, at its option, declare the Commitments to be terminated forthwith, whereupon such Commitments and all obligations of the Bank to make Revolving Credit Loans, to make (to the extent not made) the New Term Loan and to make any LC Extensions in each case shall immediately terminate; (ii) the Bank may, at its option, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents and all reimbursement obligations with respect to Letters of Credit to be due and payable and the same, and all interest accrued thereon, shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, anything contained herein or in any instrument evidencing the Loans and/or Letters of Credit to the contrary notwithstanding,; provided, however, upon the occurrence of an Event of Default referred to in Section 8.1(f), the Commitments and any obligation of the Bank to make Revolving Credit Loans, to make (to the extent not made) the New Term Loan and to make LC Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and reimbursement obligations with respect to Letters of Credit and all interest and other amounts as aforesaid shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived, anything contained herein or in any instrument evidencing the Loans and/or Letters of Credit to the contrary notwithstanding, and the obligation of the Borrower to cash collateralize the LC Exposure as provided in the next sentence shall automatically become effective, in each case without further act of the Bank. With respect to all Letters of Credit which shall not have matured or with respect to which presentment for honor shall not have occurred, the Borrower shall deposit in a cash collateral account maintained with the Bank an amount equal to the aggregate undrawn amount of all Letters of Credit, and the unused portion thereof, if any, shall be returned to the Borrower after the respective expiry dates of the Letters of Credit and after all Obligations have been paid in full and all Commitments have terminated and the obligation of the Bank to make LC Extensions has terminated. In order to entitle the Bank to exercise any remedy reserved to it in this Article 8, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Agreement or in any Loan Document.

                         ARTICLE 9. COLLATERAL SECURITY.

         9.1 General Loan and Collateral Agreement. As collateral security for the payment of the Obligations of the Borrower, now of hereafter owned or held by the Bank, the Borrower hereby grants to the Bank a continuing lien, security interest and right of setoff as security for all Obligations of the Borrower, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any of its Affiliates, or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Borrower), the Bank may setoff same, or any part thereof and apply the same to any of the Obligations of the Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR THE GUARANTORS ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. The Bank at any time, before or after an Event or Default, may but shall not be obligated to, transfer into or out of its own name or that of its nominee all or any of the collateral security, including stocks, bonds, and other securities, and the Bank or its nominee may demand, sue for, collect, receive and hold as like collateral security any or all interest, dividends and income thereon and if the securities are held in the name of the Bank or its nominee, the Bank may, after an Event of Default, exercise all voting and other rights pertaining thereto as if the Bank were the absolute owner thereof; but the Bank shall not be obligated to demand payment of, protest, or take any steps necessary to preserve any rights in the collateral against prior parties, or to take any action whatsoever in regard to the collateral security or any part thereof, all of which the Borrower assumes and agrees to do. Without limiting the generality of the foregoing, the Bank shall not be obligated to take any action in connection with any conversion, call, redemption, retirement or any other event relating to any of the collateral security, unless the Borrower gives written notice to the Bank that such action shall be taken not more than thirty (30) days prior to the time such action may first be taken and not less than ten (10) days prior to the expiration of the time during which such action may be taken.

         9.2 Additional Collateral Security. In addition to the collateral described in Section 9.1, payment of the Obligations is also secured by a first priority (subject to Liens permitted by this Agreement) security interest in all the Collateral.

                           ARTICLE 10. MISCELLANEOUS.

         10.1   Notices;   Etc.   Except  in  the  case  of  notices  and  other
communications expressly permitted to be given by telephone, any notice, request, approval, consent or other communication hereunder shall be in writing and shall be hand delivered or sent by reputable courier service, or by postage pre-paid registered or certified mail, return receipt requested, or by telecopier, or by via electronic mail as follows, and shall be deemed given as follows: (i) if hand delivered or sent by reputable courier service, when received; (ii) if sent by registered or certified mail, return receipt requested, three Business Days after being postmarked; (iii) if sent by telecopy, when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); or (iv) if sent by electronic email, upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. Notwithstanding the foregoing to the contrary, all such notices and communications to the Bank shall not be effective until received.

If to the Borrower:        IntegraMed America, Inc.
                           Two Manhattanville Road
                           Purchase, New York 10577-2100
                           Attention: John W. Hlywak, Jr.,
                           Executive Vice President and
                           Chief Financial Officer
                           Telecopy No.: 914-253-8091
                           Telephone No.: 914-251-4143
                           Email Address: john.hlywak@integramed.com


    with a copy to:        Dorsey & Whitney LLP
                           250 Park Ave.
                           New York, New York 10177
                           Attention: Steven Khadavi, Esq.
                           Telecopy No.: 212-953-7201
                           Telephone No.: (212) 415-9376
                           Email Address: khadavi.steven@dorsey.com

If to the Bank:            Bank of America, N.A.
                           1185 Avenue of the Americas
                           New York, New York 10036
                           Attention:  Dolores A. Walsh, Senior Vice President
                           Telecopy No.: 212-819-6116
                           Telephone No.: (212) 819-5516
                           Email Address: dolores.a.walsh@bankofamerica.com
    with a copy to:        Herrick, Feinstein LLP
                           2 Park Avenue
                           New York, New York 10016
                           Attention: Stephen D. Brodie, Esq.
                           Telecopy No.: 212-592-1500
                           Telephone No.: 212-592-1452
                           Email Address: sbrodie@herrick.com

Each of the Borrower and the Bank may change its address, telecopier, email address for notices and other communications hereunder by notice to the other parties hereto.

         10.2 No Waiver; Cumulative Remedies. No failure by the Bank to exercise, and no delay by such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.3 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the other Loan Documents

         10.4 Payment of Expenses.

         (a) The Borrower agrees to pay or reimburse the Bank for all its costs and expenses (including, without limitation, the reasonable fees and expenses of attorneys for the Bank) incurred in connection with the preparation, administration, default, collection, waiver or amendment of any of the Loan Documents, or in connection with Bank's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation in connection with (i) the enforcement or preservation of any rights under this Agreement or the Notes or any other Loan Document or any other instrument or agreement entered into in connection herewith or therewith including, without limitation, the reasonable fees and disbursements of attorneys for the Bank;
(ii) any claim or action threatened, made or brought against the Bank arising out of or relating to any extent to this Agreement or any other Loan Document or any instrument or agreement entered into in connection with the transactions contemplated hereby or thereby; (iii) the perfection of any security interest in the Collateral or in the maintenance of the Collateral; (iv) any amendment or modification of any Loan Document; (v) the payment of any tax, assessment, recording fee or similar charge; (vi) any waiver of any right of the Bank under any Loan Document and (vii) the reasonable fees and disbursements of any outside counsel to the Bank and/or the allocated costs of in-house legal counsel incurred from time to time in connection with the transactions contemplated by this Agreement, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any Collateral therefor. All such fees and expenses shall be Obligations secured by the Collateral and, commencing ten days after demand therefore, shall, until paid, bear interest at the Post-Default Rate.

         (b) The obligations set forth in this Section 10.4 shall be in addition to any other obligations or liabilities of the Borrower to the Bank hereunder or at common law or otherwise. The provisions of this Section 10.4 shall survive the payment of the Obligations and the termination of this Agreement.

         10.5 WAIVER OF JURY TRIAL, SET-OFF AND COUNTERCLAIM

         THE BORROWER AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY, AND THE BORROWER WAIVES THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM, IN EACH CASE IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY NOTE AND/OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS AGREEMENT, ACCEPT THE NOTES AND MAKE THE LOANS.

         10.6 [Intentionally Omitted].

         10.7 Indemnification.

         (a) Indemnification by the Borrower. The Borrower shall indemnify the Bank and each of its Related Parties (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, costs and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Bank to honor a demand for payment under an Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or
(iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower's or such Loan Party's directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, costs, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

         (b) LIMITATION OF LIABILITY. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS AGREEMENT, ANY NOTE, THE OTHER LOAN DOCUMENTS AND TO EXTEND CREDIT TO THE BORROWER.

         (c) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

         (d) Survival. The agreements in this Section shall survive the resignation of the Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all the Obligations.

         10.8 Modifications, Amendments and Waivers

         No modification of, amendment to, change to or waiver of any provision of this Agreement or any other Loan Document to which the Borrower is a party shall be effective unless and until it shall be in writing and signed by the Bank and the Borrower, and then such modification, amendment, change or waiver shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

         10.9 Successors and Assigns; Participations

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Bank, all future holders of a Note and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of the Bank. The term "Bank" as used herein shall be deemed to include the Bank and its successors, endorsees and assigns.

         (b) The Bank shall have the unrestricted right at any time or from time to time, and without Borrower's or any Loan Party's consent, to assign any portion of its rights and obligations hereunder (including all or a portion of its Commitment(s) and the Loans) to one or more banks or other financial institutions (each, an "Assignee"), and the Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as the Bank shall deem necessary to effect the foregoing. In addition, at the request of the Bank and any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Bank has retained any of its rights and obligations hereunder following such assignment, to the Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by the Bank, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Bank pursuant to the assignment documentation between the Bank and such Assignee, and the Bank shall be released from its obligations hereunder and thereunder to a corresponding extent. Notwithstanding the foregoing, no Assignee or other transferee of any rights of the Bank shall be entitled to receive any greater payment under Section 2.6 or 2.13 than the Bank would have been entitled to receive with respect to the rights transferred, unless such transfer was made at a time when the circumstance giving rise to such greater payment did not exist.

         (c) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower or any Guarantor, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective Assignees and Participants, provided that the Bank shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information. Notwithstanding the foregoing, the Bank and any Participants shall not be entitled to receive any greater payment under
Section 2.6 or 2.13 than the Bank would have been entitled to receive had no participating interests been granted.

         10.10  Governing  Law;  Consent  to  Jurisdiction;  Venue;  Service  of
Process.

         (a) THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS EXCEPT AS SET FORTH IN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

         (b) THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION..

         (c) THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         (d) THE BORROWER HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF THE BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

         10.11 Entire Agreement

         This Agreement and the other Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced thereby. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Agreement and such other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement or such other Loan Documents. Neither this Agreement nor any of such other Loan Documents may be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Bank.

         10.12 Interest Adjustment.

         All agreements between the Borrower (and each Guarantor and each other party obligated for payment on a Note) and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced by a Note or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement, the Notes and the other Loan Documents shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank in the execution, delivery and acceptance of this Agreement, the Notes and the other Loan Documents to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the other Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Note(s) and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower, each Guarantor, each other party obligated on a Note and the Bank.

         10.13 Pledge to Federal Reserve

         The Bank may at any time, without the consent of or notice to the Borrower or any Guarantor, pledge or assign all or any portion of its rights under the Loan Documents (including under its Note, if any) to any of the twelve
(12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act,

12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release Bank from its obligations under any of the Loan Documents.

         10.14 Lost Notes

         Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of any Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, the Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

         10.15 Effective Date

         This Agreement shall be effective on the date (the "Effective Date") as of which (a) this Agreement shall be executed by all the parties hereto and delivered to the Bank and (b) all the conditions precedent required to have been satisfied on or before the first extension of credit hereunder pursuant to
Section 4.1 shall have been satisfied or waived (whether temporarily or otherwise) in writing by the Bank..

         10.16 No Waiver Action

         Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Agreement or any other Loan Document shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a party at any time or times to require performance or, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Agreement or other Loan Document in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such provision. No notice to or demand on a party in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The acceptance by the Bank of (a) any partial or late payment shall not constitute a satisfaction or waiver of the full amount then due or the resulting Event of Default or (b) any payment during the continuance of an Event of Default shall not constitute a waiver or cure thereof; and the Bank may accept or reject any such payment without affecting any of its rights, powers, privileges, remedies and other interests under this Agreement, the other Loan Documents and applicable law. All rights, powers, privileges, remedies and other interests of the parties hereunder are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided in this Agreement) any other right, power, privilege, remedy or other interest of the parties under this Agreement, any other Loan Document or applicable law.

         10.17 Severability

         Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

         10.18 Amendment and Restatement

         Upon satisfaction of the conditions precedent to the effectiveness of this agreement set forth in Section 4.1, this Agreement shall be binding on the Borrower and the Bank and the provisions of the Original Loan Agreement shall be amended and restated and replaced by the provisions of this Agreement; provided, that (a) any obligations and indebtedness of the Borrower under the Original Loan Agreement that remains unpaid and outstanding as of the Effective Date after giving effect to the Amendment Effective Date shall continue to exist under and be evidenced by this Agreement and the other Loan Documents, (b) the Existing LC under the Original Loan Agreement shall continue as a Letter of Credit under this Agreement and (c) the Loan Documents and the Collateral shall continue to secure, guarantee, support and otherwise benefit the Obligations of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents. Upon the effectiveness of this Agreement in accordance with Section 4.1, each other Loan Document that was in effect immediately prior to the Effective Date shall continue to be effective and, unless the context otherwise requires, any reference to the Original Loan Agreement contained therein shall be deemed to refer to this Agreement.

         10.19 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         10.20 Headings. Article, Section and subsection headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         10.21 USA PATRIOT Act Notice. The Bank that is subject to the Act (as hereinafter defined) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow the Bank to identify each Loan Party in accordance with the Act.

           [REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                      BORROWER:

                                  INTEGRAMED AMERICA, INC.


                                  By:/s/John W. Hlywak, Jr.
                                        ----------------------------------
                                  Name: John W. Hlywak, Jr.
                                  Title:Executive Vice President and Chief
                                        Financial Officer


                        BANK:

                                  BANK OF AMERICA, N.A.


                                  By:/s/Dolores a. Walsh
                                        -----------------------------
                                 Name:  Dolores A. Walsh
                                 Title:  Senior Vice President

























       [Signature Page to the Second Amended and Restated Loan Agreement]